Return Notes

UBS AG

March 7, 2013

PRODUCT SUPPLEMENT (To Prospectus dated January 11, 2012)

Product Supplement

Return Notes

Linked to Common Stock, Exchange Traded Fund Shares or a Basket of Equities

UBS AG from time to time may offer and sell Return Notes, which we refer to as the “Notes”, linked to either (i) an underlying common stock, including American depositary shares or shares of an exchange traded fund (each, an “underlying equity”) or (ii) a weighted basket of common stocks, including American depositary shares, and/or shares of exchange traded funds (an “underlying basket”). This product supplement describes some of the general terms that may apply to the Notes and the general manner in which they may be offered. The specific terms of any Notes that we offer, including the name of the underlying equity or the several common stocks, including American depositary shares and/or exchange traded funds (each a “basket equity” and together, the “basket equities”) comprising the underlying basket to which the return on the Notes is linked and the specific manner in which such Notes may be offered, will be described for each particular offering of the Notes in an applicable pricing supplement to this product supplement (the “applicable pricing supplement”). If there is any inconsistency between the terms described in the applicable pricing supplement and those described in this product supplement or in the accompanying prospectus, the terms described in the applicable pricing supplement will be controlling. Except as otherwise described in the applicable pricing supplement, the general terms of the Notes are described in this product supplement include the following:

Issuer:
UBS AG (“UBS”)
Booking Branch:
The booking branch of UBS will be specified in the applicable pricing supplement.
Issue Price:
The issue price per Note will be set equal to 100% of the principal amount of each Note.
No Coupon:
We will not pay you interest during the term of the Notes, unless otherwise specified in the applicable pricing supplement.
Principal Amount:
Unless otherwise specified in the applicable pricing supplement, each Note will have a principal amount (the “principal amount”) of $1,000.
Payment at Maturity:
At maturity, UBS will pay a cash payment per Note that you hold, calculated as follows:
$1000 × (1 + Underlying Return) × Adjustment Factor
Investing in the Notes involves significant risks. The Notes differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. In addition to being subject to the adjustment factor, you will participate in the negative performance of the underlying equity or the underlying basket and may lose your entire investment in the Notes. You will have a loss on your investment if the underlying return is negative or not sufficiently positive to offset the effect of the adjustment factor. The adjustment factor will diminish any positive return and magnify any negative return.
Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose your entire investment.
Underlying Return:
The quotient, expressed as a percentage, of (i) the final price of the underlying equity or underlying basket minus the initial price of the underlying equity or underlying basket, divided by (ii) the initial price of the underlying equity or underlying basket.
Expressed as a formula:
Final Price — Initial Price Initial Price
Initial Price:
The closing price of the underlying equity determined on the trade date, or in the case of an underlying basket, 100, as may be adjusted in the case of certain corporate events as described under “General Terms of the Notes — Antidilution Adjustments”.

(continued on following page)

Final Price:
Unless otherwise specified in the applicable pricing supplement, the “final price” is (i) the closing price of the underlying equity determined on a date specified in the applicable pricing supplement, subject to adjustment upon the occurrence of a market disruption event, as described herein (the “observation date”) or arithmetic average of the closing prices of the underlying equity determined on several dates specified in the applicable pricing supplement (the “final averaging dates”) or (ii) in the case of an underlying basket, a level of the underlying basket equal to the product of (a) the initial price of such underlying basket multiplied by (b) the sum of one and the weighted performance of the basket equities on the observation date or the arithmetic average of the weighted performance of the basket equities determined on each of the final averaging dates, subject to adjustment upon the occurrence of a market disruption event, as described herein.
Valuation Date(s):
The final price will be calculated on a single date, which we refer to as the observation date, or on several dates, each of which we refer to as a final averaging date, as specified in the relevant pricing supplement. We refer to such dates generally as valuation dates in this product supplement. Any valuation date is subject to postponement in the event of certain market disruption events and as described under “General Terms of the Notes — Market Disruption Event.”
No Listing:
The Notes will not be listed or displayed on any securities exchange or any electronic communications network, unless otherwise specified in the applicable pricing supplement.
Adjustment Factor:
A specified percentage that is less than 100%, as set forth in the applicable pricing supplement.
Calculation Agent:
UBS Securities LLC

The applicable pricing supplement will describe the specific terms of the Notes, including any changes to the terms specified in this product supplement.

See “Risk Factors” beginning on page PS-12 of this product supplement for risks related to an investment in the Notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not deposit liabilities of UBS AG and are not FDIC insured.

UBS Investment Bank	UBS Securities LLC

Product Supplement dated March 7, 2013

ADDITIONAL INFORMATION ABOUT THE RETURN NOTES

You should read this product supplement together with the prospectus dated January 11, 2012, titled “Debt Securities and Warrants,” relating to our Medium-Term Notes, Series A, of which the Notes are a part and any applicable pricing supplement relating to the Notes that we may file with the Securities and Exchange Commission (the “SEC”) from time to time. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated January 11, 2012: http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

Our Central Index Key, or CIK, on the SEC website is 0001114446.

You should rely only on the information incorporated by reference or provided in this product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Notes in any state where the offer is not permitted. You should not assume that the information in this product supplement is accurate as of any date other than the date on the front of the document.

Prospectus
Introduction	1
Cautionary Note Regarding Forward-Looking Information	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	6
UBS	7
Use of Proceeds	9
Description of Debt Securities We May Offer	10
Description of Warrants We May Offer	30
Legal Ownership and Book-Entry Issuance	45
Considerations Relating to Indexed Securities	50
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	53
U.S. Tax Considerations	55
Tax Considerations Under the Laws of Switzerland	66
Benefit Plan Investor Considerations	68
Plan of Distribution	70
Conflicts of Interest	72
Validity of the Securities	73
Experts	73

Product Supplement Summary

This product supplement describes terms that will apply generally to the Notes. On the trade date for each offering of the Notes, UBS AG will prepare a pricing supplement that, in addition to specifying the underlying equity or underlying basket and any changes to the general terms specified below, will also include the specific pricing terms for that issuance. Any applicable pricing supplement should be read in conjunction with this product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this product supplement, when we refer to the “Notes,” we mean Return Notes. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated January 11, 2012. References to the “applicable pricing supplement” mean the applicable pricing supplement that describes the specific terms of your Notes unless the context otherwise requires.

What Are the Return Notes?

The Return Enhanced Notes (“Notes”) are medium-term unsubordinated and unsecured debt securities issued by UBS AG whose return is linked to the performance of (i) an underlying common stock (an “underlying stock”) or shares of an exchange traded fund (an “ETF”) (each an “underlying equity”) or (ii) an underlying basket (an “underlying basket”) comprised of several common stocks and/or exchange traded funds (each a “basket equity” and, together, the “basket equities”). As used in this product supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as American depositary shares (“ADSs”). If the applicable underlying equity or an applicable basket equity is an ADS, the term “foreign stock issuer” refers to the issuer of the shares underlying the ADS. We refer to the common stock represented by an ADS as “foreign stock”. The underlying equity or underlying basket will be specified in the applicable pricing supplement to this product supplement.

Unlike ordinary debt securities, UBS will not pay periodic interest and will not necessarily pay the principal amount of the Notes at maturity. At maturity, UBS will pay an amount in cash that is based on the direction of and percentage change in the price of the underlying equity or level of the underlying basket from the initial price to the final price, referred to as the “underlying return”. You must be willing to risk losing up to 100% of your principal amount invested if the underlying return is negative or not sufficiently positive to offset the effect of the adjustment factor. You must also be willing to accept that the Notes will not pay interest.

Unless otherwise specified in the applicable pricing supplement, at maturity UBS will pay a cash payment per Note that you hold, calculated as follows:

$1000 × (1 + Underlying Return) × Adjustment Factor

Investing in the Notes involves significant risks. The Notes differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. In addition to being subject to the adjustment factor, you will participate in the negative performance of the underlying equity or the underlying basket and may lose your entire investment in the Notes. You will have a loss on your investment if the underlying return is negative or not sufficiently positive to offset the effect of the adjustment factor. The adjustment factor will diminish any positive return and magnify any negative return.

Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose your entire investment.

The “adjustment factor” will be specified in the applicable pricing supplement.

The “underlying return” is the difference between the final price and initial price of the underlying equity or underlying basket and is expressed as a percentage of the initial price. The underlying return may be positive or negative and is calculated as follows:

Underlying Return =
 Final Price — Initial Price

Initial Price

In the applicable pricing supplement, the underlying return may also be referred to as (i) the “basket return” in the case of Notes linked to an underlying basket, or (ii) the “equity return” in the case of Notes linked to an underlying equity.

The “initial price” is (i) with respect to an underlying equity, the closing price of the underlying equity on the trade date, and (ii) with respect to an underlying basket, 100.

The “final price” is (i) with respect to an underlying equity, the closing price of the underlying equity determined on the observation date or the arithmetic average of the closing prices on each of the final averaging dates, and (ii) with respect to an underlying basket, a level of the underlying basket equal to the product of (a) the initial price of such underlying basket multiplied by (b) the sum of one and the weighted performance of the basket equities on the observation date or the arithmetic average of the weighted performance of the basket equities determined on each of the final averaging dates, subject to adjustment upon the occurrence of a market disruption event, as described herein.

In the case of an offering of the Notes linked to an underlying equity, the initial price may be referred to in the applicable pricing supplement as the “initial equity price and the final price may be referred to as the “final equity price”, or each in such other manner as may be specified in the applicable pricing supplement.

In the case of an offering of the Notes linked to an underlying basket, the initial price may be referred to in the applicable pricing supplement as the “initial basket price” and the final price may be referred to as the “final basket price”, or each in such other manner as may be specified in the applicable pricing supplement. Furthermore, in the case of an offering of the Notes linked to an underlying basket, in the applicable pricing supplement (i) the term “initial equity price will refer to, with respect to a basket equity, the closing price of such basket equity determined on the trade date and (ii) the term “final equity price will refer to, with respect to a basket equity, the closing price of such basket equity determined on the valuation date(s).

The trade date and the valuation date(s) will be specified in the applicable pricing supplement.

The initial price of an underlying equity or the initial equity price for a basket equity may be adjusted in the case of certain corporate events described below under “General Terms of the Notes — Antidilution Adjustments”.

We may issue separate offerings of the Notes that may be identical in all respects, except that each offering may be linked to the performance of a different underlying equity or underlying basket and will be subject to the particular terms of the respective Notes set forth in the applicable pricing supplement. Each offering of the Notes is a separate and distinct security and you may invest in one or more offerings of the Notes as set forth in the applicable pricing supplement. The performance of each offering of the Notes will depend solely upon the performance of the underlying equity or underlying basket to which such offering is linked and will not depend on the performance of any other offering of the Notes.

The Notes Are Part of a Series

The Notes are part of a series of debt securities entitled “Medium Term Notes, Series A” that we may issue from time to time under our indenture, which is described in the accompanying prospectus. This product supplement summarizes general financial and other terms that apply to the Notes. Terms that apply generally to all Medium Term Notes, Series A are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this product supplement)

supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Specific Terms Will Be Described in Applicable Pricing Supplements

The specific terms of your Notes will be described in the applicable pricing supplement accompanying this product supplement. The terms described there modify or supplement those described here and in the accompanying prospectus. If the terms described in the applicable pricing supplement are inconsistent with those described here or in the accompanying prospectus, the terms described in the applicable pricing supplement are controlling.

Any applicable pricing supplement should be read in connection with this product supplement and the accompanying prospectus.

What Are Some of the Risks of the Notes?

An investment in any Notes involves significant risks. Some of the risks that apply generally to the Notes are summarized here, but we urge you to read the more detailed explanation of risks relating to the Notes in the “Risk Factors” section of this product supplement and the applicable pricing supplement.

➢	Risk of loss at maturity — The Notes differ from ordinary debt securities in that the issuer will not make periodic interest payments or necessarily repay the full principal amount of the Notes at maturity. UBS will only pay you the principal amount of your Notes in cash if the final level of the underlying return is sufficiently positive to offset the adjustment factor. If the underlying return is negative or not sufficiently positive to offset the effect of the adjustment factor, you will lose a some or all of your initial investment.
➢	The adjustment factor will diminish any increase in the price of the underlying equity or value of the underlying basket and magnify any decline in the price of the underlying equity or value of the underlying basket. If the underlying return is negative or not sufficiently positive to offset the effect of the adjustment factor, at maturity, you will lose some or all of your investment. In addition, the adjustment factor will diminish any increase in the price of the underlying equity or value of the underlying basket and magnify any decline in the price of the underlying equity or value of the underlying basket. For each 1% that the final price is greater than the initial price, the return on your investment will increase by less than 1%. In addition, for each 1% that the final price is less than the initial price, you will lose more than 1% of your investment in the Notes, provided that the payment at maturity will never be less than zero.
➢	No interest payments — UBS will not pay any interest with respect to the Notes.
➢	Credit risk of UBS — The Notes are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any affiliate of UBS or any third party. Any payment to be made on the Notes, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Notes and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes and you could lose your entire initial investment.
➢	Market risk — The price of the underlying equity or any basket equity can rise or fall sharply due to factors specific to that underlying equity or basket equity and the issuer of such underlying equity or basket equity or, if the underlying equity or basket equity is an ETF, the securities, future contracts, commodities or other assets constituting the assets of the ETF (“underlying assets”) such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and prices, interest rates and economic and political conditions.
➢	Owning the Notes is not the same as owning the underlying equity or basket equities — The return on your Notes may not reflect the return you would realize if you actually owned the underlying equity or basket equities. For instance, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the Notes, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Notes. In addition, you will not have any voting rights or other rights that a holder of the underlying equities or basket equities may have.
➢	No assurance that the investment view implicit in the Notes will be successful — It is impossible to predict whether and the extent to which the price of the underlying equity or the underlying basket will rise or fall. There can be no assurance that the final price will not fall below the initial price or that it will rise above the initial price by enough to sufficiently offset the adjustment factor. The final price of the underlying equity or underlying basket will be influenced by complex and interrelated political, economic, financial and other factors. You should be willing to accept the risks associated with equities in general and the underlying equity or basket equities in particular, and the risk of losing some or all of your initial investment.
➢	There may be little or no secondary market for the Notes — Unless otherwise specified in the applicable pricing supplement, the Notes will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Notes will develop. UBS Securities LLC and other affiliates of UBS may make a market in the Notes, although they are not required to do so and may stop making a market at any time. The price, if any, at which you may be able to sell your Notes prior to maturity could be at a substantial discount from the issue price and to the intrinsic value of the product; and as a result, you may suffer substantial losses.
➢	Price of Notes prior to maturity — The market price of the Notes will be influenced by many unpredictable and interrelated factors, including the price of the underlying equity or underlying basket; the volatility of such underlying equity or basket equities; the dividend rate paid on the underlying equity or basket equities; the time remaining to the maturity of the Notes; interest rates in the markets; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of UBS. The market price of the Notes prior to maturity may not directly correspond with the performance of the underlying equity or underlying basket.
➢	Impact of fees on the secondary market price of the Notes — Generally, the price of the Notes in the secondary market is likely to be lower than the issue price to public since the issue price to public included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Notes.
➢	Potential UBS impact on price — Trading or transactions by UBS or its affiliates in the underlying equity or basket equities and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying equity or basket equities, may adversely affect the market price of the underlying equity or basket equities and, therefore, the market value of the Notes.
➢	Potential conflict of interest — UBS and its affiliates may engage in business with, or trading activities related to the issuers of the underlying equity or basket equities or the underlying assets of an ETF, which may present a conflict between the interests of UBS and you, as a holder of the Notes. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS.
➢	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the underlying equity or underlying basket to which the Notes are linked.
➢	Dealer incentives — UBS and its affiliates act in various capacities with respect to the Notes. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Notes. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Notes and such compensation may serve as an incentive to sell these Notes instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Notes.
➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Notes are uncertain. You should consult your own tax advisor about your own tax situation.

Subject to the specific terms of your Notes, as specified in the applicable pricing supplement, the Notes generally may be a suitable investment for you if:

➢	You fully understand the risks inherent in an investment in the Notes, including the risk of loss of your entire initial investment.
➢	You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have a greater downside market risk as an investment in the underlying equity or underlying basket.
➢	You believe the underlying equity or underlying basket will appreciate over the term of the Notes.
➢	You can tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside fluctuations in the price of the underlying equity or the level of the underlying basket.
➢	You do not seek current income from your investment and are willing to forego dividends paid on the underlying equity or basket equities.
➢	You are willing to hold the Notes to maturity and accept that there may be little or no secondary market for the Notes.
➢	You are willing to assume the credit risk of UBS for all payments under the Notes, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

Subject to the specific terms of your Notes, as specified in the applicable pricing supplement, the Notes generally may not be a suitable investment for you if:

➢	You do not fully understand the risks inherent in an investment in the Notes, including the risk of loss of your entire initial investment.
➢	You require an investment designed to guarantee a full return of principal at maturity.
➢	You are not willing to make an investment that may have a greater downside market risk as an investment in the underlying equity or the underlying basket.
➢	You believe that the price of the underlying equity or the level of the underlying basket will decline or will not rise sufficiently to offset the effect of the adjustment factor during the term of the Notes.
➢	You cannot tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside fluctuations in the price of the underlying equity or the level of the underlying basket.
➢	You seek current income from this investment or prefer to receive the dividends paid on the underlying equity or basket equities.
➢	You are unable or unwilling to hold the Notes to maturity or you seek an investment for which there will be an active secondary market.
➢	You are not willing to assume the credit risk of UBS for all payments under the Notes.

The suitability considerations identified above are not exhaustive. Whether or not the Notes are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting, and other advisers have carefully considered the suitability of an investment in the Notes in light of your particular circumstances. You should also review carefully the “Risk Factors” on page PS-12 of this product supplement.

What Are the Tax Consequences of the Notes?

The United States federal income tax consequences of your investment in the Notes are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” on page PS-47 and to discuss the tax consequences of your particular situation with your tax advisor.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Notes.

Pursuant to the terms of the Notes, UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize your Notes as a pre-paid cash settled derivative contract with respect to the underlying equity or underlying basket. If your Notes are so treated, you should generally not accrue any income with respect to the underlying equity or underlying basket and you should generally recognize capital gain or loss upon the sale or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Notes. Subject to the “constructive ownership” rules, such gain or loss should generally be long-term capital gain or loss if you have held your Notes for more than one year.

There exists a significant risk that an investment in Notes that are linked to a share of an exchange traded fund (“ETF”), PFIC or other pass-thru entity or a basket of shares that is comprised of shares of ETFs, PFICs or other pass-thru entities could be treated as a “constructive ownership” transaction under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), which could result in part or all any long-term capital gain realized by you on sale or maturity of the Notes being recharacterized as ordinary income and subject to an interest charge. See the Free Writing Prospectus and Pricing Supplement for specific Notes.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Notes in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Notes, it is possible that your Notes could alternatively be treated for tax purposes in the manner described under “Supplemental U.S. Tax Considerations — Alternative Treatments” on page PS-43.

In 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of the Notes. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument similar to the Notes should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”) above should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Notes for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” on page PS-47 unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2013 the House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Notes to be marked to market on as annual basis with the all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

What Are the Steps to Calculate Payment at Maturity?

Set forth below is an explanation of the steps necessary to calculate the payment at maturity on the Notes.

Step 1: Calculate the Underlying Return

Calculate the Underlying Return for a single Underlying Equity

Where the payment at maturity is based on the performance of a single underlying equity, the underlying return is the difference between the final price and initial price of the underlying equity and is expressed as a percentage of the initial price. The underlying return may be positive or negative and is calculated as follows:

Underlying Return =
 Final Price — Initial Price

Initial Price

The “initial price” is the closing price of the underlying equity determined on the trade date.

The “final price” is the closing price of the underlying equity determined on the observation date or the arithmetic average of the closing prices on each of the final averaging dates.

Calculate the Underlying Return for an Underlying Basket comprised of three Basket Equities.

Where the payment at maturity is based on the performance of an underlying basket, the underlying return is the difference between the final price and initial price of the underlying basket and is expressed as a percentage of the initial price. The underlying return may be positive or negative and is calculated as follows:

Underlying Return =
 Final Price — Initial Price

Initial Price

The “initial price” is 100, unless otherwise specified in the applicable pricing supplement.

The “final price” will be calculated on the observation date as follows:

100 × (1 + (WBI1 × BER1) + (WBI2 × BER2) + (WBI3 × BER3))

where

“W” is the respective weighting of each basket equity (i.e., BE1, BE2 and BE3) in the underlying basket, expressed as a percentage, and

“BER” is the respective equity return for each basket equity (i.e., BE1, BE2 and BE3) calculated in the same manner described above under “Calculate the Underlying Return for an Underlying Equity”.

Or, in the case of Notes where final averaging dates are specified, the “final price” will be calculated as the arithmetic average of the above formula on each of the final averaging dates.

Step 2: Calculate the Cash Payment at Maturity

Unless otherwise specified in the applicable pricing supplement, at maturity UBS will make a cash payment per Note that you hold, calculated as follows:

$1000 × (1 + Underlying Return) x Adjustment Factor

Investing in the Notes involves significant risks. The Notes differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. In addition to being subject to the adjustment factor, you will participate in the negative performance of the underlying equity or the underlying basket and may lose your entire investment in the Notes. You will have a loss on your investment if the underlying return is negative or not sufficiently positive to offset the effect of the adjustment factor. The adjustment factor will diminish any positive return and magnify any negative return.

Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose your entire investment.

Hypothetical examples of how the Notes perform

The examples below are provided for illustrative purposes only and are purely hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the final price of the underlying equity or underlying basket relative to the initial price. We cannot predict the final price of the underlying equity or underlying basket. You should not take these examples as an indication or assurance of the expected performance of the underlying equity or underlying basket.

Example 1 — The Underlying Return is 5%

The following example illustrates the calculation of the underlying return and the payment at maturity for a hypothetical Note linked to a single underlying equity with the following assumptions (actual terms for the Notes will be specified in the applicable pricing supplement):

Adjustment Factor	98.5%
Initial Price	100
Final Price	105

Given the above assumptions, the underlying return would be calculated as follows:

Underlying Return = Final Price — Initial Price Initial Price	= 105 — 100 100 = 5%

Given an underlying return of 5% and assuming an adjustment factor of 98.5%, the payment at maturity would be:

$1,000 × (1 + Underlying Return) × Adjustment Factor =
$1,000 × (1 + 5%) × 98.5% = $1034.25 per Note (a return of 3.425%).

Example 2 — The Underlying Return is 20%

The following example illustrates the calculation of the underlying return and the payment at maturity for a hypothetical Note linked to a single underlying equity with the following assumptions (actual terms for the Notes will be specified in the applicable pricing supplement):

Adjustment Factor	98.5%
Initial Price	100
Final Price	120

Given the above assumptions, the underlying return would be calculated as follows:

Underlying Return = Final Price — Initial Price Initial Price	= 120 — 100 100 = 20%

Given an underlying return of 20% and assuming an adjustment factor of 98.5%, the payment at maturity would be:

$1,000 × (1 + Underlying Return) × Adjustment Factor =
$1,000 × (1 + 20%) × 98.5% = $1182 per Note (a return of 18.2%).

Example 3 — The Underlying Return is -50%

The following example illustrates the calculation of the underlying return and the payment at maturity for a hypothetical Note linked to a single underlying equity with the following assumptions (actual terms for the Notes will be specified in the applicable pricing supplement):

Adjustment Factor	98.5%
Initial Price	100
Final Price	50

Given the above assumptions, the underlying return would be calculated as follows:

Underlying Return = Final Price — Initial Price Initial Price	= 50 — 100 100 = -50%

Given an underlying return of -50% and assuming an adjustment factor of 98.5%, the payment at maturity would be:

$1,000 × (1 + Underlying Return) × Adjustment Factor =
$1,000 × (1 + 50%) × 98.5% = $492.50 per Note (a loss of 50.75%).

Accordingly, if the underlying return is negative or not sufficiently positive to offset the effect of the adjustment factor, you will lose some or all your principal.

Example 4 — The Basket Return is 6.5%

The following example illustrates the calculation of the underlying return and the payment at maturity for a hypothetical Note based on an underlying basket comprised of three basket indices with the following assumptions (actual terms for the Notes will be specified in the applicable pricing supplement):

Basket Equity	Equity Weight	Underlying Return
A	50%	10%
B	30%	-5%
C	20%	15%

Adjustment Factor	98.5%
Initial Price	100

Given the above assumptions, the final price would be calculated as follows:

Final Price = 100 × (1 + (A equity weight × A underlying return) +

(B equity weight × B underlying return) +

(C equity weight × C underlying return))

= 100 × (1 + (50% x 10%) + (30% × -5%) + (20% × 15%)) = 106.5

The underlying return is then calculated as follows:

Underlying Return = Final Price — Initial Price Initial Price	= 106.5 — 100 100 = 6.5%

Given an underlying return of 6.5% and assuming an adjustment factor of 98.5%, the payment at maturity would be:

$1,000 × (1+ Underlying Return) × Adjustment Factor =
$1,000 × (1 + 6.5%) × 98.5% = $1049.03 per Note (a return of 4.903%).

Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose your entire investment.

Hypothetical Payment Amounts on Your Notes

The applicable pricing supplement may include hypothetical calculations and tables or charts showing hypothetical examples of the performance of your Notes at maturity and the cash payment that could be delivered for each of your Notes on the stated maturity date based on a range of hypothetical initial prices or final prices and on various key assumptions shown in the applicable pricing supplement.

Any table, chart or calculation showing hypothetical payment amounts will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical market prices of the underlying equity or basket equities on the valuation date(s), could have on your payment at maturity, as calculated in the manner described in the applicable pricing supplement. Such hypothetical table, chart or calculation will be based on market prices for the underlying equity or basket equities that may not be achieved on the valuation date(s) and on assumptions regarding terms of the Notes that will not be set until the trade date.

As calculated in the applicable pricing supplement, the hypothetical payment amounts on your Notes on the stated maturity date may bear little or no relationship to the actual market value of your Notes on that date or at any other time, including any time over the term of the Notes that you might wish to sell your Notes. In addition, you should not view the hypothetical payment amounts as an indication of the possible financial return on an investment in your Notes, since the financial return will be affected by various factors, including taxes, which the hypothetical information does not take into account. Moreover, whatever the financial return on your Notes might be, it may bear little relation to — and may be much less than — the financial return that you might achieve were you to invest directly in the underlying equity or the basket equities. The following factors, among others, may cause the financial return on your Notes to differ from the financial return you would receive by investing directly in the underlying equity or basket equities:

➢	the return on such a hypothetical direct investment would depend primarily upon the appreciation or depreciation of the underlying equity or underlying basket during the term of the Notes, and not on whether the underlying return has increased enough to offset the adjustment factor;
➢	in the case of a direct investment in the underlying equity or basket equities, the return could include substantial dividend payments, which you will not receive as an investor in the Notes;
➢	an investment directly in the underlying equity or basket equities is likely to have tax consequences that are different from an investment in the Notes; and
➢	an investment in the underlying equity or basket equities may have better liquidity than the Notes and, to the extent there are commissions or other fees in relation to a direct investment in such underlying equity or basket equities, such commissions or other fees may be lower than the commissions and fees applicable to the Notes.

We describe various risk factors that may affect the market value of the Notes, and the unpredictable nature of that market value, under “Risk Factors” beginning on page PS-12 of this product supplement.

We cannot predict the prices of the underlying equity or basket equities during the term of your Notes or, therefore, whether the final price of the underlying equity or underlying basket for any particular offering of the Notes will rise by enough to offset the adjustment factor. Moreover, the assumptions we make in connection with any hypothetical information in the applicable pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the payment amount that will be delivered in respect of your Notes on the stated maturity date, nor should it be viewed as an indication of the financial return on your Notes or of how that return might compare to the financial return if you were to invest directly in the underlying equity or the basket equities.

Risk Factors

The return on the Notes is linked to the performance of the underlying equity or underlying basket and will depend on whether the underlying return is positive or negative. Investing in the Notes is not equivalent to a direct investment in the underlying equity or basket equities. This section describes the most significant risks relating to the Notes. We urge you to read the following information about these risks, together with the other information in this product supplement, the accompanying prospectus and the applicable pricing supplement, before investing in the Notes.

RISKS RELATED TO GENERAL CREDIT AND RETURN CHARACTERISTICS

The Notes do not guarantee any repayment of principal at maturity. You may lose some or all of your initial investment in the Notes.

The Notes differ from ordinary debt securities in that we will not pay you interest on the Notes or necessarily repay the full principal amount of the Notes at maturity. UBS will only pay you the principal amount of your Notes in cash if the underlying return is sufficiently positive to offset the adjustment factor. If the underlying return is negative or not sufficiently positive to offset the effect of the adjustment factor, you will lose some or all of your initial investment.

The adjustment factor will diminish any increase in the price of the underlying equity or value of the underlying basket and magnify any decline in the price of the underlying equity or value of the underlying basket.

If the underlying return is negative or not sufficiently positive to offset the effect of the adjustment factor, at maturity, you will lose some or all of your investment. In addition, the adjustment factor will diminish any increase in the price of the underlying equity or value of the underlying basket and magnify any decline in the price of the underlying equity or value of the underlying basket. For each 1% that the final price is greater than the initial price, the return on your investment will increase by less than 1%. In addition, for each 1% that the final price is less than the initial price, you will lose more than 1% of your investment in the Notes, provided that the payment at maturity will never be less than zero.

You will not receive interest payments on the Notes or dividend payments.

You will not receive any periodic interest payments on the Notes and you will not receive any dividend payments or other distributions on the underlying equity or the basket equities.

Any payment on the Notes is subject to the creditworthiness of UBS.

The Notes are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Notes and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes and you could lose your entire initial investment.

Owning the Notes is not the same as owning the underlying equity or the basket equities.

The return on your Notes will not reflect the return you would realize if you actually owned the underlying equity or the basket equities and held such investment for a similar period because:

➢	the return on such a direct investment would depend primarily upon the appreciation or depreciation of the underlying equity or underlying equities during the term of the Notes, and not on whether the underlying return has increased enough to offset the adjustment factor;
➢	in the case of a direct investment in the underlying equity or the basket equities, the return could include substantial dividend payments, which you will not receive as an investor in the Notes;

Risk Factors

➢	an investment directly in the underlying equity or the basket equities is likely to have tax consequences that are different from an investment in the Notes; and
➢	an investment in the underlying equity or the basket equities may have better liquidity than the Notes and, to the extent there are commissions or other fees in relation to a direct investment in such underlying equity or the basket equities, such commissions or other fees may be lower than the commissions and fees applicable to the Notes.

Even if the price of the underlying equity or the value of the underlying basket appreciates during the term of the Notes, the market value of the Notes may not increase by the same amount. It is also possible for the price of the underlying equity or the value of the underlying basket to increase while the market value of the Notes declines.

No assurance that the investment view implicit in the Notes will be successful.

It is impossible to predict whether and the extent to which the price of the underlying equity or the underlying basket will rise or fall. There can be no assurance that the final price will not fall below the initial price or that it will rise above the initial price by enough to sufficiently offset the adjustment factor. The final price of the underlying equity or underlying basket will be influenced by complex and interrelated political, economic, financial and other factors. You should be willing to accept the risks associated with equities in geneal and the underlying equity or basket equities in particular, and the risk of losing some or all of your initial investment.

The formula for calculating the payment at maturity of the Notes does not take into account all developments in the underlying equity or the basket equities.

Changes in the price(s) of the underlying equity or basket equities during the term of the Notes before the valuation date(s) specified in the applicable pricing supplement may not be reflected in the calculation of the amount payable, if any, at maturity of the Notes. The calculation agent will calculate the payment at maturity by comparing only the closing price of the underlying equity or the value of the underlying basket on the trade date relative to the closing price of the underlying equity or the value of the underlying basket on the valuation date(s). No other prices or values will be taken into account. As a result, you may lose some or all of your investment even if the price or value, as applicable, of the underlying equity or underlying basket has risen at certain times during the term of the Notes before falling to a price or value, as applicable, below its initial price on the valuation date(s).

If the Notes are linked to an underlying basket, changes in the prices of the basket equities may offset each other.

If the Notes are linked to an underlying basket, the return on the Notes will be linked to a weighted basket comprised of the basket equities. While the prices of some basket equities may increase over the term of the Notes, the prices of other basket equities may not increase during the term of the Notes as much or may even decline. Therefore, in calculating the underlying return and the payment at maturity on the Notes, increases in the prices of one or more of the basket equities may be moderated, or offset, by lesser increases or declines in the prices of one or more of the other basket equities. This affect is further amplified by differing weights of the basket equities. More heavily weighted basket equities will have a larger impact on the underlying return than basket equities with lesser weightings.

The calculation agent can postpone the determination of the final price, and therefore the maturity date, if a market disruption event occurs on the valuation date(s).

The determination of the final price may be postponed with respect to an underlying equity or a basket equity if the calculation agent determines that a market disruption event has occurred or is continuing with respect to such underlying equity or basket equity on the valuation date(s). If such a postponement occurs, the calculation agent will use the closing price of the underlying equity or affected basket equity

Risk Factors

on the first trading day on which no market disruption event occurs or is continuing with respect to such underlying equity or affected basket equity. In no event, however, will the valuation date(s) be postponed by more than eight trading days. As a result, the maturity date for the Notes could also be postponed, although not by more than eight trading days.

If the determination of the closing price of the underlying equity or affected basket equity on the valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing with respect to such underlying equity or basket equity on that day, that day will nevertheless be the date on which the final price will be determined by the calculation agent. In such an event, the calculation agent will make an estimate of the final price that would have prevailed in the absence of the market disruption event. See “General Terms of the Notes — Market Disruption Event”.

RISKS RELATED TO LIQUIDITY AND SECONDARY MARKET ISSUES

There may not be an active trading market in the Notes — Sales in the secondary market may result in significant losses.

You should be willing to hold your Notes to maturity. There may be little or no secondary market for the Notes. The Notes will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS may make a market for the Notes, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market-making activities at any time.

If you sell your Notes before maturity, you may have to do so at a substantial discount from the issue price to public, and as a result, you may suffer substantial losses, even in cases where the price of the underlying equity or the level of the underlying basket has risen since the trade date. The potential returns described in the applicable pricing supplement are possible only in the case that you hold your Notes to maturity.

The market value of the Notes may be influenced by unpredictable factors.

The market value of your Notes may fluctuate between the date you purchase them and the valuation date(s), when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control and interrelate in complex ways, will influence the market value of the Notes. Generally, we expect that the price of the underlying equity or the value of the underlying basket on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include:

➢	the volatility of the underlying equity or basket equities (i.e., the frequency and magnitude of changes in the price of the underlying equity or basket equities over the term of the Notes);
➢	the dividend rate paid on the underlying equity or basket equities (while not paid to holders of the Notes, dividend payments on the underlying equity or the basket equities may influence the value of the Notes);
➢	interest rates in the U.S. market and each market related to the underlying equity or basket equities;
➢	the time remaining to the maturity of the Notes;
➢	supply and demand for the Notes, including inventory positions with UBS Securities LLC or any other market-maker;
➢	if the underlying equity or a basket equity is an ADS, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which the foreign stock is traded;
➢	if the underlying equity or a basket equity is an ETF that invests in securities that are traded in

Risk Factors

non-U.S. markets, or if the underlying equity or a basket equity is substituted or replaced by a security that is quoted and traded in a foreign currency, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which such securities are traded;
➢	if the underlying equity or a basket equity is an ETF, the fact that the ETF is subject to management risk, which is the risk that the investment strategy employed by a fund’s investment advisor may not produce the intended results;
➢	the creditworthiness of UBS; and
➢	geopolitical, economic, financial, political, regulatory, judicial or other events that affect the price of the underlying equity or the value of the underlying basket.

These factors interrelate in complex and unpredictable ways, and the effect of one factor on the market value of your Notes may offset or enhance the effect of another factor.

The inclusion of commissions and compensation in the original issue price is likely to adversely affect secondary market prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates (or any third party market maker) are willing to purchase the Notes in secondary market transactions will likely be lower than the original issue price, since the issue price is likely to include, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to, or embedded profit in, the Notes. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

RISKS RELATED TO GENERAL CHARACTERISTICS OF THE UNDERLYING EQUITY
OR BASKET EQUITIES

The respective issuer of the underlying equity or a basket equity — and thus the underlying equity or basket equity — is subject to various market risks.

The respective issuer of the underlying equity or a basket equity or, if the underlying equity or basket equity is an ETF, each company whose securities constitute the assets of the ETF (each, an “underlying equity issuer”) is subject to various market risks. Consequently, the price of the underlying equity or basket equity may fluctuate depending on the respective markets in which the respective underlying equity issuer operates. Market forces outside of our control could cause the final price to fall below the initial price. The price of each underlying equity or basket equity can rise or fall sharply due to factors specific to that underlying equity or basket equity and the corresponding underlying equity issuer, such as equity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions, and other events, and by general market factors, such as general stock market volatility and prices, interest rates and economic and political conditions. The applicable pricing supplement will provide a brief description of the underlying equity issuer(s) of the underlying equity or basket equities to which the Notes we offer are linked.

UBS and its affiliates have no affiliation with any underlying equity issuers and are not responsible for their public disclosure of information, whether contained in SEC filings or otherwise.

Unless otherwise specified in the applicable pricing supplement, we and our affiliates are not affiliated with any underlying equity issuer in respect of the underlying equity or any basket equity and have no ability to control or predict their actions, including any corporate actions of the type that would require the calculation agent to adjust the payment to you at maturity, and have no ability to control the public

Risk Factors

disclosure of these corporate actions or any events or circumstances affecting an underlying equity issuer. The underlying equity issuers are not involved in the offering of the Notes in any way and have no obligation to consider your interests as owner of the Notes in taking any corporate actions that might affect the market value of your Notes or your payment at maturity. An underlying equity issuer may take actions that will adversely affect the market value of the Notes.

The Notes are unsecured debt obligations of UBS only and are not obligations of any underlying equity issuer. None of the money you pay for the Notes will go to any underlying equity issuer.

Unless otherwise specified in the applicable pricing supplement, we have derived the information about the respective underlying equity issuer(s) and the underlying equity or basket equities from publicly available information, without independent verification. UBS will not undertake any independent review or due diligence of publicly available information regarding the respective underlying equity issuer(s) or the underlying equity or basket equities. You, as an investor in the Notes, should make your own investigation into the respective underlying equity issuer(s) and the underlying equity or basket equities for your Notes.

This product supplement relates only to the Notes and does not relate to the underlying equity or basket equities or any underlying equity issuer.

Historical performance of the underlying equity or the basket equities should not be taken as an indication of the future performance of the underlying equity or basket equities during the term of the Notes.

The historical performance of the underlying equities or a basket equity should not be taken as an indication of the future performance of such underlying equity or basket equities. As a result, it is impossible to predict whether the price of the underlying equity or a basket equity will rise or fall. The closing price(s) of the underlying equity or the basket equities will be influenced by complex and interrelated political, economic, financial and other factors that can affect the respective underlying equity issuers and the market price(s) of the underlying equity or the basket equities.

Moreover, any underlying basket to which any Notes may be linked does not have a recognized market value and no historical performance data will be available. The closing prices of the basket equities will determine the value of the underlying basket.

An investment in the Notes may be subject to risks associated with non-U.S. securities markets.

The underlying equity or the basket equities to which your Notes may be linked may be an ADS representing foreign stock or an ETF that invests in securities that are traded on non-U.S. markets. In addition, following certain corporate events affecting the underlying equity or a basket equity, or following delisting or termination of the underlying equity or a basket equity, such underlying equity or basket equity may be substituted or replaced by a security issued by a non-U.S. company and quoted and traded in a foreign currency. An investment in securities linked directly or indirectly to the value of securities issued by non-U.S. companies involves particular risks. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Securities prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the

Risk Factors

possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Finally, it will likely be more costly and difficult to enforce the laws or regulations of a non-U.S. country or exchange.

Fluctuations relating to exchange rates may affect the value of your investment.

Fluctuations in exchange rates may affect the value of your investment where: (1) the underlying equity or a basket equity is an ADS, which is quoted and traded in U.S. dollars, but represents a foreign stock that is quoted and traded in a foreign currency and that may trade differently from the ADS, or (2) the underlying equity or a basket equity is substituted or replaced by a security that is quoted and traded in a foreign currency. Such substitution or replacement of the underlying equity or basket equity by a security issued by a non-U.S. company may occur following certain corporate events affecting such underlying equity or basket equity (as described under “General Terms of the Notes — Antidilution Adjustments —  Reorganization Events” on page PS-32) or following delisting or termination of the underlying equity or basket equity (as described under “General Terms of the Notes – Delisting or Suspension of Trading of an Underlying Stock” on page PS-35).

If the underlying equity or a basket equity is an ETF that invests in securities that are traded on non-U.S. markets, the trading price of the securities in which the ETF invests generally will reflect the U.S. dollar value of those securities. Therefore, holders of Notes based upon one or more ETFs that invest in non-U.S. markets will be exposed to currency exchange rate risk with respect to the currency in which such securities trade. An investor’s net exposure will depend on the extent to which the relevant non-U.S. currency strengthens or weakens against the U.S. dollar and the relative weight of each security in the ETF’s portfolio. If, taking into account such weighting, the dollar strengthens against the non-U.S. currency, the value of the securities in which an ETF invests will be adversely affected and the value of the Notes may decrease.

In recent years, the exchange rates between the U.S. dollar and some other currencies have been highly volatile, and this volatility may continue in the future. Risks relating to exchange rate fluctuations generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the Notes. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of a foreign stock on non-U.S. securities markets and, as a result, may affect the value of the Notes. As a consequence, such fluctuations could adversely affect an investment in the Notes if: (1) the underlying equity or a basket equity is an ADS, which is quoted and traded in U.S. dollars, but represents a foreign stock that is quoted and traded in a foreign currency, (2) the underlying equity or a basket equity is substituted or replaced by a security issued by a non-U.S. company that is quoted and traded in a foreign currency or (3) the underlying equity or a basket equity is an ETF that invests in securities that are quoted and traded in a foreign currency.

In addition, foreign exchange rates can either be floating or fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or

Risk Factors

revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect an investment in the Notes if: (1) the underlying equity or a basket equity is an ADS, which is quoted and traded in U.S. dollars, but represents a foreign stock that is quoted and traded in a foreign currency, (2) the underlying equity or a basket equity is substituted or replaced by a security issued by a non-U.S. company that is quoted and traded in a foreign currency or (3) the underlying equity or a basket equity is an ETF that invests in securities that are quoted and traded in a foreign currency.

We will not make any adjustment or change in the terms of the Notes in the event that applicable exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency. You will bear any such risks.

The value of the shares of an ETF may not completely track the value of the shares of the securities in which the ETF invests or the level of its respective underlying index.

If the underlying equity or a basket equity is an ETF, you should be aware that, although the trading characteristics and valuations of the ETF will usually mirror the characteristics and valuations of the shares of the securities in which that ETF invests, the value of the ETF may not completely track the value of the shares of the securities in which that ETF invests. The value of the ETF will reflect transaction costs and fees that the shares of the securities in which the ETF invests do not have.

In addition, the ETF may seek to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of its respective underlying index (the “underlying index”). The correlation between the performance of an ETF and the performance of its underlying index may not be perfect. Although the performance of an ETF seeks to replicate the performance of its underlying index, the ETF may not invest in all the securities comprising such underlying index but rather may invest in a representative sample of securities comprising such underlying index. Also, an ETF may not fully replicate the performance of its underlying index due to the temporary unavailability of certain stocks comprising such underlying index. Furthermore, because an ETF is traded on a national securities exchange and is subject to the market supply and demand by investors, the market value of an ETF may differ from the net asset value per share of the ETF. Finally, the performance of an ETF will reflect transaction costs and fees that are not included in the calculation of its underlying index. As a result of the foregoing, the performance of an ETF may not exactly replicate the performance of its underlying index.

In addition, although shares of an ETF may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for the shares of an ETF or that there will be liquidity in the trading market.

If the underlying equity or a basket equity is an ADS, the value of the ADSs may not completely track the price of the foreign stock represented by such ADSs.

If the underlying equity or a basket equity is an ADS, you should be aware that, although the trading characteristics and valuations of the ADSs will usually mirror the characteristics and valuations of the foreign stock represented by the ADSs, the value of ADSs upon which an offering of the Notes is based may not completely track the value of the foreign stock represented by such ADSs. Active trading volume and efficient pricing for such foreign stock on the stock exchange(s) on which that foreign stock principally trades will usually, but not necessarily, indicate similar characteristics in respect of the ADSs. In addition, the terms and conditions of depositary facilities may result in less liquidity or lower market value of the ADSs than for the foreign stock. Since holders of the ADSs may surrender the ADSs to take delivery of and trade the foreign stock (a characteristic that allows investors in ADSs to take advantage of

Risk Factors

price differentials between different markets), an illiquid market for the foreign stock generally will result in an illiquid market for the ADSs representing such foreign stock.

If the underlying equity or a basket equity is an ADS, the trading price of the ADSs and the trading price of the Notes linked to the ADSs will be affected by conditions in the markets where those ADSs principally trade.

Although the market price of ADSs upon which an offering of Notes is based is not directly tied to the trading price of the foreign stock in the non-U.S. markets where such foreign stock principally trades, the trading price of ADSs is generally expected to track the U.S. dollar value of the currency of the country where the foreign stock principally trades and the trading price of such foreign stock on the stock exchange(s) where that foreign stock principally trades. This means that the trading value of any ADSs upon which an offering of the Notes is based is expected to be affected by the exchange rates between the U.S. dollar and the currency of the country where the foreign stock principally trades and by factors affecting the stock exchange(s) where such foreign stock principally trades.

In some circumstances, the payment you receive on the Notes may be based on securities issued by a different company and not on the underlying equity or a basket equity.

If the underlying equity or a basket equity is common stock of a specific company, following certain corporate events relating to the respective underlying equity issuer where such issuer is not the surviving entity, the amount you receive at maturity may be based on the common stock of a successor to the respective underlying equity issuer or any cash or any other assets distributed to holders of the applicable underlying equity or basket equity in such corporate event, which may include securities issued by a non-U.S. company and quoted and traded in a foreign currency. If the underlying equity or a basket equity is common stock of a specific company and such company becomes subject to a merger, combination or consolidation with the Issuer of the Note, the amount you receive at maturity may be based on the common stock issued by another company. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Notes. We describe the specific corporate events that may lead to these adjustments and the procedures for selecting distribution property in the section of this product supplement called “General Terms of the Notes— Antidilution Adjustments — Reorganization Events”. The calculation agent will make any such adjustments in order to achieve an equitable result.

If the underlying equity or a basket equity is an ADS and the ADS is no longer listed or admitted to trading on a U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) nor included in the OTC Bulletin Board Service operated by the Financial Industry Regulation Authority, Inc. (“FINRA”), or if the ADS facility between the foreign stock issuer and the ADS depositary is terminated for any reason, the amount you receive at maturity will be based on the common stock represented by the ADS. Such delisting of the ADS or termination of the ADS facility and the consequent adjustments may materially and adversely affect the value of the Notes. We describe such delisting of the ADS or termination of the ADS facility and the consequent adjustments in the section of this product supplement called “General Terms of the Notes — Delisting of ADSs or Termination of ADS Facility”.

If either a common stock or an ETF that is serving as the underlying equity or a basket equity is delisted or trading of the underlying equity or basket equity is suspended, the amount you receive at maturity may be based on a security issued by another company or in the case of an ETF, a share of another exchange traded fund or a basket of securities, futures contracts, commodities or other assets, and not the underlying equity or basket equity. Such delisting or termination of the underlying equity or basket equity and the consequent adjustments may materially and adversely affect the value of the Notes. We describe such delisting or termination of the underlying equity or a basket equity and the consequent adjustments

Risk Factors

in the sections of this product supplement called “General Terms of the Notes — Delisting or Suspension of Trading of an Underlying Stock” and “General Terms of the Notes — Delisting, Discontinuance or Modification of an ETF”.

You have limited antidilution protection.

For certain events affecting (i) the underlying equity or (ii) a basket equity, such as stock splits and stock dividends, and certain other corporate actions involving such underlying equity or basket equity, the calculation agent for the Notes may adjust (i) the initial price of such underlying equity or (ii) the relevant initial equity price of such basket equity. However, the calculation agent is not required to make an adjustment for every corporate event that can affect the underlying equity or a basket equity. For example, the calculation agent is not required to make any adjustments if the issuer of the underlying equity or a basket equity, or anyone else makes a partial tender offer or a partial exchange offer for that underlying equity or basket equity. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Notes may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustment will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from, or that is in addition to, that described in this product supplement or the applicable pricing supplement as necessary to achieve an equitable result. You should refer to “General Terms of the Notes — Antidilution Adjustments” on page PS-27 and “General Terms of the Notes — Role of Calculation Agent” on page PS-39 for a description of the items that the calculation agent is responsible for determining.

HEDGING ACTIVITIES AND CONFLICTS OF INTEREST

Trading and other transactions by UBS or its affiliates in the underlying equity or any basket equity or underlying assets of an ETF, or futures, options, exchange traded funds or other derivative products on the underlying equity or any basket equity may adversely affect any amount payable at maturity and the market value of the Notes.

As described below under “Use of Proceeds and Hedging” on page PS-40, UBS or its affiliates may hedge their obligations under the Notes by purchasing the underlying equity or the basket equities or underlying assets of an ETF, futures, options or exchange traded funds on the underlying equity or the basket equities or underlying assets of an ETF or other derivative instruments with returns linked or related to changes in the performance of the underlying equity or basket equities, and they may adjust these hedges by, among other things, purchasing or selling the underlying equity or the basket equities or underlying assets of an ETF, futures, options, or exchange traded funds or other derivative instruments at any time. Although they are not expected to, any of these hedging activities may adversely affect the market prices(s) of the underlying equity or the basket equities and, therefore, the amount payable at maturity and the market value of the Notes. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines. No holder of the Notes will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UBS or its affiliates may also engage in trading in the underlying equity or the basket equities or underlying assets of an ETF and other investments relating to the underlying equity or the basket equities or the underlying assets of an ETF on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the underlying equity or the basket equities and, therefore, the amount payable at maturity and the market value of the Notes. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the underlying equity or the basket equities. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Notes.

Risk Factors

UBS Securities LLC and other affiliates of UBS also currently intend to make a secondary market in the Notes. As market makers, trading of the Notes may cause UBS Securities LLC or other affiliates of UBS to be long or short the Notes in their inventory. The supply and demand for the Notes, including inventory positions of market makers, may affect the secondary market price for the Notes.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the underlying equity or the basket equities that are not for the account of holders of the Notes or on their behalf. These trading activities may present a conflict between the holders’ interest in the Notes and the interests UBS and its affiliates will have in their proprietary accounts in facilitating transactions, including block trades and options and other derivatives transactions for their customers and in accounts under their management. These trading activities, if they influence the price of the underlying equity or any basket equity, could be adverse to the interests of the holders of the Notes.

UBS and its affiliates may, at present or in the future, engage in business with an underlying equity issuer, including making loans to or providing advisory services to that company. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Notes as beneficial owners of the Notes. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the closing price of the underlying equity or any basket equity and, therefore, the amount payable at maturity and the market value of the Notes.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Notes. Any such research, opinions or recommendations could affect the price of the underlying equity or any basket equity or the market value of the Notes.

UBS and its affiliates publish research from time to time on financial markets, commodities markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. UBS and its affiliates may have published research or other opinions that call into question the investment view implicit in your Notes. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the underlying equity or the underlying basket to which the Notes are linked.

There are potential conflicts of interest between you and the calculation agent.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount of the cash payment, if any, at maturity of the Notes. We may change the calculation agent after the original issue date of any Notes without notice. For a fuller description of the calculation agent’s role, see “General Terms of the Notes — Role of Calculation Agent”. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the underlying equity or a basket equity has occurred or is continuing on the valuation date(s). This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability or the ability of any of our affiliates to unwind hedge positions. See “Use of Proceeds and Hedging”. Since this determination by the calculation agent may affect the payment at maturity on the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

Risk Factors

One of our affiliates may serve as the depositary for the ADSs that may constitute the underlying equity or a basket equity.

One of our affiliates may serve as the depositary for some foreign companies that issue ADSs. If the underlying equity or any basket equity is an ADS and one of our affiliates serves as depositary for such ADSs, the interests of our affiliate, in its capacity as depositary for the ADSs, may be adverse to your interests as a holder of Notes.

Affiliates of UBS may act as agent or dealer in connection with the sale of the Notes.

UBS and its affiliates act in various capacities with respect to the Notes. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Notes. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Notes and such compensation may serve as an incentive to sell these Notes instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Notes.

RISKS RELATED TO TAXATION ISSUES

Significant aspects of the tax treatment of the Notes are uncertain.

Significant aspects of the tax treatment of the Notes are uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the Notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this product supplement or the applicable pricing supplement. Please read carefully the section entitled “Supplemental U.S. Tax Considerations” on page PS-47 of this product supplement and the section “U.S. Tax Considerations” in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

In addition, the Internal Revenue Service has released a notice that may affect the taxation of holders of the Notes. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument similar to the Notes should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Notes for United States federal income tax purposes in accordance with the treatment described under “Supplemental U.S. Tax Considerations” on page PS-47 unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2013 the House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Notes to be marked to market on as annual basis with the all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

General Terms of the Notes

The following is a summary of the general terms of the Notes. The information in this section is qualified in its entirety by the more detailed explanation set forth elsewhere in the applicable pricing supplement and in the accompanying prospectus. In this section, references to “holders” mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through the Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Notes should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

In addition to the terms described elsewhere in this product supplement, the following general terms will apply to the Notes:

No Coupon

Unlike ordinary debt securities, UBS will not pay periodic interest on the Notes and will not necessarily repay any of the principal amount of the Notes at maturity.

Denomination

For each offering of the Notes in which you invest, your minimum investment is one Note at the principal amount of $1,000, unless otherwise set forth in the applicable pricing supplement.

Payment at Maturity

Unless otherwise specified in the applicable pricing supplement, at maturity UBS will pay a cash payment per Note that you hold, calculated as follows:

$1,000 × (1 + Underlying Return) × Adjustment Factor

Investing in the Notes involves significant risks. The Notes differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. In addition to being subject to the adjustment factor, you will participate in the negative performance of the underlying equity or the underlying basket and may lose your entire investment in the Notes. You will have a loss on your investment if the underlying return is negative or not sufficiently positive to offset the effect of the adjustment factor. The adjustment factor will diminish any positive return and magnify any negative return.

Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose your entire investment.

The “adjustment factor” will be specified in the applicable pricing supplement.

The “underlying return” is the difference between the final price and initial price of the underlying equity or underlying basket and is expressed as a percentage of the initial price. The underlying return may be positive or negative and is calculated as follows:

Underlying Return =
Final Price – Initial Price

Initial Price

In the applicable pricing supplement, the underlying return may also be referred to as (i) the “basket return” in the case of Notes linked to an underlying basket, or (ii) the “equity return” in the case of Notes linked to an underlying equity.

The “initial price” is (i) with respect to an underlying equity, the closing price of the underlying equity on the trade date, and (ii) with respect to an underlying basket, 100.

General Terms of the Notes

The “final price” is (i) with respect to an underlying equity, the closing price of the underlying equity determined on the observation date or the arithmetic average of the closing prices on each of the final averaging dates, and, and (ii) with respect to an underlying basket, a level of the underlying basket equal to the product of (a) the initial price of such underlying basket multiplied by (b) the sum of one and the weighted performance of the basket equities on the observation date or the arithmetic average of the weighted performance of the basket equities determined on each of the final averaging dates, subject to adjustment upon the occurrence of a market disruption event, as described herein..

In the case of an offering of the Notes linked to an underlying equity, the initial price may be referred to in the applicable pricing supplement as the “initial equity price” and the final price may be referred to as the “final equity price”, or each in such other manner as may be specified in the applicable pricing supplement.

In the case of an offering of the Notes linked to an underlying basket, the initial price may be referred to in the applicable pricing supplement as the “initial basket price” and the final price may be referred to as the “final basket price”, or each in such other manner as may be specified in the applicable pricing supplement. Furthermore, in the case of an offering of the Notes linked to an underlying basket, in the applicable pricing supplement (i) the term “initial equity price” will refer to, with respect to a basket equity, the closing price of such basket equity determined on the trade date and (ii) the term “final equity price” will refer to, with respect to a basket equity, the closing price of such basket equity determined on the valuation date(s).

The trade date and the valuation date(s) will be specified in the applicable pricing supplement.

The initial price for an underlying equity or the initial equity price for a basket equity may be adjusted in the case of certain corporate events described below under “General Terms of the Notes —  Antidilution Adjustments”.

We may issue separate offerings of the Notes that may be identical in all respects, except that each offering may be linked to the performance of a different underlying equity or underlying basket and will be subject to the particular terms of the respective Notes set forth in the applicable pricing supplement. Each offering of the Notes is a separate and distinct security and you may invest in one or more offerings of the Notes as set forth in the applicable pricing supplement. The performance of each offering of the Notes will depend solely upon the performance of the underlying equity or underlying basket to which such offering is linked and will not depend on the performance of any other offering of the Notes.

Maturity Date

The maturity date for your Notes will be the date specified in the applicable pricing supplement, unless that day is not a business day, in which case the maturity date will be the next following business day. If the calculation agent postpones the final valuation date with respect to the underlying equity or any basket equity (as the case may be), the maturity date will be automatically postponed to maintain the same number of business days between the latest postponed valuation date and the maturity date as existed prior to the postponement(s) of the final valuation date. The calculation agent may postpone the final valuation date for the underlying equity or a basket equity (as the case may be) if a market disruption event occurs or is continuing with respect to such underlying equity or basket equity on a day that would otherwise be the final valuation date. We describe market disruption events under “ — Market Disruption Event” below.

A postponement of the maturity date for one offering of the Notes will not affect the maturity date for any other offering of the Notes.

General Terms of the Notes

Valuation Date(s)

The valuation date(s) for your Notes will be the date specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event has occurred or is continuing on any such day with respect to the underlying equity or a basket equity (as the case may be). In that event, the valuation date for the disrupted underlying equity or basket equity (as the case may be) will be the first following trading day on which the closing price of such underlying equity or basket equity is determinable and on which the calculation agent determines that a market disruption event has not occurred and is not continuing with respect to such underlying equity or basket equity. In no event, however, will the valuation date for the Notes be postponed by more than eight trading days with respect to any underlying equity or basket equity.

If a particular offering of the Notes is linked to an underlying basket, a market disruption event for a particular basket equity included in such underlying basket will not necessarily be a market disruption event for another basket equity included in such underlying basket. If, on the valuation date, no market disruption event with respect to a particular basket equity occurs or is continuing, then such valuation date will not be postponed with respect to such basket equity, irrespective of the occurrence of a market disruption event on such valuation date with respect to one or more of the other basket equities.

A postponement of the valuation date for one offering of the Notes will not affect the valuation date(s) for any other offering of the Notes.

If valuation date(s) specified in the applicable pricing supplement occurs on a day that is not a trading day, the valuation date(s) will be the next following trading day.

Closing Price

The “closing price” for an underlying equity or basket equity on any trading day means:

➢	if the underlying equity or basket equity is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of NASDAQ, the official closing price), for such underlying equity or basket equity during the principal trading session on such day on the principal United States securities exchange registered under the Exchange Act, on which the underlying equity or basket equity is listed or admitted to trading; or
➢	if, following certain corporate events affecting the underlying equity or basket equity or following delisting or termination of the underlying equity or basket equity, the underlying equity or basket equity is substituted or replaced by a security issued by a non-U.S. company and quoted and traded in a foreign currency, the official closing price for such non-U.S. security on the primary foreign exchange on which such non-U.S. security is listed (such closing price to be converted to U.S. dollars according to the conversion mechanism described below under “General Terms of the Notes — Antidilution Events — Reorganization Events” on page PS-32); or
➢	if the underlying equity or basket equity is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by FINRA, the last reported sale price during the principal trading session on the OTC Bulletin Board Service on such day; or
➢	otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for the underlying equity or basket equity obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.

General Terms of the Notes

Market Disruption Event

The calculation agent will determine the final price of the underlying equity or the underlying basket based upon the closing price(s) of the underlying equity or the basket equities (as the case may be) on the valuation date(s) specified in the applicable pricing supplement. As described above, the valuation date(s) may be postponed with respect to the underlying equity or a basket equity (as the case may be), and thus the determination of the final price with respect to such valuation date(s) may be postponed, if the calculation agent determines that, on the valuation date, a market disruption event has occurred or is continuing with respect to such underlying equity or basket equity. If such a postponement occurs, the calculation agent will determine the closing price for the disrupted underlying equity or basket equity on the first trading day on which no market disruption event occurs or is continuing with respect to such underlying equity or basket equity. Notwithstanding the occurrence of one or more of the events below, which may, as determined by the calculation agent, constitute a market disruption event, the calculation agent may waive its right to postpone the valuation date, if it determines that one or more of the events described below has not and is not likely to materially impair its ability to determine the closing price(s) of the underlying equity or one or more basket equities. In no event, however, will the valuation date be postponed by more than eight trading days.

If the determination of a closing price of the underlying equity or a basket equity (as the case may be) is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the final price will be determined by the calculation agent. In such an event, the calculation agent will make an estimate of the final price that would have prevailed in the absence of the market disruption event.

To the extent the final price is determined with regard to the arithmetic average of the closing prices of the underlying equity or levels of the underlying basket determined on several dates specified in the applicable pricing supplement (the “final averaging dates”) and a market disruption event has occurred or is continuing on any final averaging date, the final averaging date shall be the first succeeding trading day on which a market disruption event has not occurred and which is not otherwise scheduled to be a final averaging date. In no event, however, will a final averaging date for the Notes be postponed by more than three trading days after the originally scheduled last final averaging date with respect to any underlying equity, in which case the third trading day shall be deemed to be the final averaging date (irrespective of whether that third trading day is already a final averaging date).

If a particular offering of the Notes is linked to an underlying basket, a market disruption event for a particular basket equity included in such underlying basket will not necessarily be a market disruption event for another basket equity included in such underlying basket. If, on the valuation date, no market disruption event with respect to a particular basket equity occurs or is continuing, then the determination of the closing price for such basket equity will be made on the originally scheduled valuation date, irrespective of the occurrence of a market disruption event with respect to one or more of the other basket equities.

Any of the following will be a market disruption event with respect to a particular underlying equity or basket equity related to a particular offering of the Notes, in each case as determined by the calculation agent:

➢	a suspension, absence or material limitation of trading in the underlying equity or basket equity in the primary market for such equity for more than two hours of trading or during the one-half hour before the close of trading in that market;
➢	a suspension, absence or material limitation of trading in option or futures contracts, if available, relating to the underlying equity or basket equity or, if the underlying equity or basket equity is an ETF, to the underlying index of the ETF or the securities, futures contracts, commodities or other

General Terms of the Notes

assets constituting the assets of the ETF (“underlying assets”), in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market;
➢	if the underlying equity or basket equity is an ETF, the occurrence or existence of a suspension, absence or material limitation of trading in the equity securities which then comprise 20% or more of the value of the underlying assets of the ETF on the primary exchanges for such securities for more than two hours of trading, or during the one-half hour before the close of trading of such exchanges; or
➢	in any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to (1) create, maintain or unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” or (2) effect trading in the underlying equity or any basket equity generally.

For the avoidance of doubt, for any offering of the Notes, a suspension, absence or material limitation of trading in option or futures contracts, if available, relating to the underlying equity or a basket equity or, if the underlying equity or basket equity is an ETF, to the underlying assets of the ETF, in the primary market for those contracts by reason of any of:

➢	a price change exceeding limits set by that market,
➢	an imbalance of orders relating to those contracts, or
➢	a disparity in bid and ask quotes relating to those contracts, will constitute a market disruption event relating to such underlying equity or basket equity.

For this purpose, for any offering of the Notes, an “absence of trading” in option or futures contracts, if available, relating to the underlying equity or a basket equity or, if the underlying equity or basket equity is an ETF, to the underlying assets of the ETF, in the primary market for those contracts will not include any time when that market is itself closed for trading under ordinary circumstances.

The following events will not be market disruption events:

➢	a limitation on the hours or numbers of days of trading in the underlying equity or a basket equity (as the case may be) in the primary market for such equity, but only if the limitation results from an announced change in the regular business hours of the relevant market; or
➢	a decision to permanently discontinue trading in the option or futures contracts relating to the underlying equity or a basket equity (as the case may be) or, if the underlying equity or basket equity is an ETF, to the underlying assets of the ETF.

A market disruption event for a particular offering of the Notes will not necessarily be a market disruption event for any other offering of the Notes.

Antidilution Adjustments

For any offering of the Notes, the initial price is subject to adjustments by the calculation agent as a result of the dilution and reorganization events described in this section. The adjustments described below do not cover all events that could affect the value of the Notes. We describe the risks relating to dilution above under “Risk Factors — You have limited antidilution protection” on page PS-20.

How Adjustments Will be Made

If one of the events described below occurs with respect to (i) the underlying equity or (ii) a basket equity of an offering of the Notes and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the underlying equity or basket equity (as the case may

General Terms of the Notes

be), the calculation agent will calculate such corresponding adjustment or series of adjustments to either (i) the initial price or (ii) the relevant initial equity price (as applicable) as the calculation agent determines appropriate to account for that diluting or concentrative effect, where “initial equity price” means, with respect to a basket equity, the price of such basket equity determined on the trade date. For example, if an offering of the Notes is linked to one underlying equity and an adjustment is required because of a two-for-one stock split, then the initial price will be halved. On the other hand, if an offering of the Notes is linked to an underlying basket and an adjustment is required because of a two-for-one stock split with respect to one basket equity included in such underlying basket, then (i) the initial equity price of such basket equity will be halved, (ii) the calculation agent will determine the ending price of the underlying basket with reference to the initial equity price of the affected basket equity as adjusted, and (iii) no adjustment will otherwise be made with respect to the other unaffected basket equities or to the initial price of the underlying basket. The calculation agent will also determine the effective date(s) of any adjustment or series of adjustments it chooses to make and the replacement of the underlying equity or a basket equity, if applicable, in the event of a consolidation or merger of the issuer of the applicable underlying stock with another entity. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee, stating the corresponding adjustments to the initial price or an initial equity price (as the case may be).

If more than one event requiring an adjustment occurs, the calculation agent will make an adjustment for each event in the order in which the events occur and on a cumulative basis. Thus, the calculation agent will adjust (i) the initial price or (ii) the relevant initial equity price (as applicable) for the first event, then adjust the (i) adjusted initial price or (ii) the relevant adjusted initial equity price (as applicable) for the second event, and so on for any subsequent events.

If an event requiring antidilution adjustments occurs, notwithstanding the description of the specific adjustments to be made, the calculation agent may make adjustments or a series of adjustments that differ from, or that are in addition to, those described in this product supplement with a view to offsetting, to the extent practical, any change in your economic position as a holder of the Notes that results solely from that event. The calculation agent may modify any terms as necessary to ensure an equitable result. The terms that may be so modified by the calculation agent include, but are not limited to, the initial price of the underlying equity or the initial equity price of any basket equity in an underlying basket. The calculation agent may make adjustments that differ from, or that are in addition to, those described in this product supplement if the calculation agent determines that any adjustments so described do not achieve an equitable result or otherwise. In determining whether or not any adjustment so described achieves an equitable result, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected underlying equity or basket equity.

No such adjustments will be required unless such adjustments would result in a change of at least 0.1% in the initial price or initial equity price (as applicable). The initial price or initial equity price resulting from any adjustment will be rounded up or down, as appropriate, to the nearest cent, with one-half cent being rounded upward.

If your Notes are linked to an ADS, the term “dividend” used in this section will mean, unless we specify otherwise in the pricing supplement for your Notes, the dividend paid by the foreign stock issuer, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

For purposes of the antidilution adjustments, if an ADS is serving as the underlying equity or a basket equity, the calculation agent will consider the effect of the relevant event on the holders of the ADS. For instance, if a holder of the ADS receives an extraordinary dividend, the provisions below would apply to the ADS. On the other hand, if a spin-off occurs, and the ADS represents both the spun-off security as

General Terms of the Notes

well as the existing foreign stock, the calculation agent may determine not to effect antidilution adjustments. More particularly, if an ADS is serving as the underlying equity or a basket equity, no adjustment will be made (1) if holders of ADSs are not eligible to participate in any of the events requiring antidilution adjustments described below or (2) to the extent that the calculation agent determines that the foreign stock issuer or the depositary for the ADSs has adjusted the number of shares of foreign stock represented by each ADS so that the ADS price would not be affected by the corporate event in question.

If the foreign stock issuer or the depository for the ADSs, in the absence of any of the events described below, elects to adjust the number of shares of foreign stock represented by each ADS, then the calculation agent may make the necessary antidilution adjustments to reflect such change. The depository for the ADSs may also have the ability to make adjustments in respect of the ADS for share distributions, rights distributions, cash distributions and distributions other than shares, rights and cash. Upon any such adjustment by the depository, the calculation agent may adjust such terms and conditions of the Notes as the calculation agent determines appropriate to account for that event.

The calculation agent will make all determinations with respect to antidilution adjustments affecting a particular offering of the Notes, including any determination as to whether an event requiring adjustments has occurred (including whether an event has a diluting or concentrative effect on the theoretical value of the applicable underlying equity or an applicable basket equity), as to the nature of the adjustments required and how they will be made or as to the value of any property distributed in a reorganization event with respect to those Notes. Upon your written request, the calculation agent will provide you with information about any adjustments it makes as the calculation agent determines is appropriate.

The following events are those that may require antidilution adjustments:

➢	a subdivision, consolidation or reclassification of the underlying equity or a basket equity or a free distribution or dividend of shares of the underlying equity or a basket equity to existing holders of the underlying equity or basket equity by way of bonus, capitalization or similar issue;
➢	a distribution or dividend to existing holders of the underlying equity or a basket equity of:
➢	additional shares of the underlying equity or basket equity as described under “— Stock Dividends” below,
➢	other share capital or securities granting the right to payment of dividends and/or proceeds of liquidation of the respective underlying equity issuer equally or proportionately with such payments to holders of the underlying equity or basket equity (as may be the case), or
➢	any other type of securities, rights or warrants in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the calculation agent;
➢	the declaration by the respective underlying equity issuer of an extraordinary or special dividend or other distribution, whether in cash or additional shares of the underlying equity or basket equity (as the case may be) or other assets;
➢	a repurchase by the respective underlying equity issuer of its equity, whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;
➢	if the underlying equity or a basket equity is common stock in a specific company (“underlying stock”), a consolidation of the respective underlying equity issuer with another company or merger of the respective underlying equity issuer with another company; and
➢	any other similar event that may have a diluting or concentrative effect on the theoretical value of the underlying equity or a basket equity.

General Terms of the Notes

The adjustments described below do not cover all events that could affect the value of the Notes. We describe the risks relating to dilution under “Risk Factors — You have limited antidilution protection” on page PS-20.

Stock Splits and Reverse Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth less as a result of a stock split. A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth more as a result of a reverse stock split.

If the underlying equity is subject to a stock split or a reverse stock split, then the initial price will be adjusted by dividing the prior initial price by the number of shares that a holder of one share of the underlying equity before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

If an offering of the Notes is linked to an underlying basket and a basket equity is subject to a stock split or a reverse stock split, then the relevant initial equity price will be adjusted by dividing the prior initial equity price by the number of shares that a holder of one share of the basket equity before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

Stock Dividends or Distributions

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share is worth less as a result of a stock dividend.

If the underlying equity is subject to a stock dividend payable in shares of the underlying equity, then the initial price will be adjusted by dividing the prior initial price by the sum of one and the number of additional shares issued in the stock dividend or distribution with respect to one share of the underlying equity.

If an offering of the Notes is linked to an underlying basket and a basket equity is subject to a stock dividend payable in shares of the basket equity, then the initial equity price will be adjusted by dividing the prior initial equity price by the sum of one and the number of additional shares issued in the stock dividend or distribution with respect to one share of the basket equity.

It is not expected that antidilution adjustments will be made to the initial price or any initial equity price (as the case may be) in the case of stock dividends payable in shares of the underlying equity or a basket equity that are in lieu of ordinary cash dividends payable with respect to shares of the underlying equity or basket equity.

Other Dividends or Distributions

None of the initial price or any initial equity price (as the case may be) for a particular offering of the Notes will be adjusted to reflect dividends or other distributions paid with respect to the underlying equity or a basket equity, other than:

➢	stock dividends described under “— Stock Dividends” above;
➢	issuances of transferable rights and warrants with respect to the underlying equity or basket equity as described under “— Transferable Rights and Warrants” below;
➢	if the underlying equity or basket equity is common stock in a specific company, distributions that are spin-off events described under “— Reorganization Events” beginning on page PS-32; and

General Terms of the Notes

➢	extraordinary cash dividends described below.

For any offering of the Notes, a dividend or other distribution with respect to the underlying equity or a basket equity will be deemed to be an extraordinary dividend if its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for the underlying equity or basket equity by an amount equal to at least 10% of the closing price of the underlying equity or basket equity on the trading day before the ex-dividend date. The ex-dividend date for any dividend or other distribution is the first day on which the underlying equity or basket equity trades without the right to receive that dividend or distribution.

If an extraordinary dividend, as described above, occurs with respect to the underlying equity and is payable in cash, the initial price will be adjusted by dividing the prior initial price by the ratio of the closing price of the underlying equity on the trading day before the ex-dividend date to the amount by which that closing price exceeds the extraordinary cash dividend amount. If an offering of the Notes is linked to an underlying basket and an extraordinary dividend, as described above, occurs with respect to a basket equity and is payable in cash, then the relevant initial equity price will be adjusted by dividing the prior initial equity price by the ratio of the closing price of the basket equity on the trading day before the ex-dividend date to the amount by which that closing price exceeds the extraordinary cash dividend amount.

The extraordinary cash dividend amount with respect to an extraordinary dividend for the underlying equity or basket equity equals:

➢	for an extraordinary cash dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary cash dividend per share of underlying equity or basket equity minus the amount per share of underlying equity or basket equity of the immediately preceding dividend, if any, that was not an extraordinary dividend for the underlying equity or basket equity; or
➢	for an extraordinary cash dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary cash dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution payable to the holders of the underlying equity or a basket equity that is both an extraordinary dividend and payable in underlying equity or basket equity, or an issuance of rights or warrants with respect to the underlying equity or a basket equity that is also an extraordinary dividend, will result in adjustments to the initial price or the relevant initial equity price (as the case may be), as described under “— Stock Dividends” above or “— Transferable Rights and Warrants” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If the respective underlying equity issuer issues transferable rights or warrants to all holders of the underlying equity to subscribe for or purchase such underlying equity at an exercise price per share that is less than the closing price of such underlying equity on the trading day before the ex-dividend date for such issuance, then the initial price will be adjusted by dividing the prior initial price by the ratio of:

➢	the number of shares of the underlying equity outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of the underlying equity offered for subscription or purchase under those transferable rights or warrants, to
➢	the number of shares of the underlying equity outstanding at the close of business on the day before that ex-dividend date plus the product of (1) the total number of additional shares of underlying equity offered for subscription or purchase under the transferable rights or warrants and (2) the exercise price of those transferable rights or warrants divided by the closing price on the trading day before that ex-dividend date.

General Terms of the Notes

If an offering of the Notes is linked to an underlying basket and a respective underlying equity issuer issues transferable rights or warrants to all holders of the corresponding basket equity to subscribe for or purchase such basket equity at an exercise price per share that is less than the closing price of such basket equity on the trading day before the ex-dividend date for such issuance, then the relevant initial equity price will be adjusted by dividing the prior initial equity price by the ratio of:

➢	the number of shares of the basket equity outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of the basket equity offered for subscription or purchase under those transferable rights or warrants, to
➢	the number of shares of the basket equity outstanding at the close of business on the day before that ex-dividend date plus the product of (1) the total number of additional shares of basket equity offered for subscription or purchase under the transferable rights or warrants and (2) the exercise price of those transferable rights or warrants divided by the closing price on the trading day before that ex-dividend date.

Reorganization Events

For any offering of the Notes in which the applicable underlying equity or a basket equity is common stock in a specific company (“underlying stock”), each of the following may be determined by the calculation agent to be a “reorganization event”:

(a)	there occurs any reclassification or change of the underlying stock, including, without limitation, as a result of the issuance of tracking stock by the issuer of the underlying stock,
(b)	the issuer of the underlying stock, or any surviving entity or subsequent surviving entity of such issuer (a “successor entity”), has been subject to a merger, combination or consolidation and is not the surviving entity,
(c)	any statutory exchange of securities of the issuer of the underlying stock or any successor entity with another corporation occurs, other than pursuant to clause (b) above,
(d)	the issuer of the underlying stock is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law,
(e)	the issuer of the underlying stock issues to all of its shareholders stock securities of a company other than the issuer of the underlying stock, other than in a transaction described in clauses (b), (c) or (d) above (a “spin-off event”), or
(f)	a tender or exchange offer or going-private transaction is commenced for all the outstanding shares of the issuer of the underlying stock and is consummated for all or substantially all of such shares (an event in clauses (a) through (f), a “reorganization event”).

If a reorganization event occurs with respect to an underlying stock, then the determination of the ending price will be made by the calculation agent based upon the amount, type and value of property or properties — whether cash, securities, other property or a combination thereof — that a hypothetical holder of the number of shares of the underlying stock prior to the reorganization event would have been entitled to receive in, or as a result of, the reorganization event. We refer to this new property as the “distribution property”. Such distribution property may consist of securities issued by a non-U.S. company and quoted and traded in a foreign currency. No interest will accrue on any distribution property.

If an offering of the Notes is linked to an underlying basket and a reorganization event occurs with respect to a basket equity, the required adjustment will be made with respect to that basket equity, as if it alone were the underlying stock. More specifically, the distribution property will only replace the affected basket equity in the determination of the ending price by the calculation agent, taking into consideration

General Terms of the Notes

the weight of the affected basket equity in the underlying basket, and no adjustment will be made with respect to the other unaffected basket equities.

For the purpose of making an adjustment required by a reorganization event, the calculation agent will determine the value of each type of distribution property. For any distribution property consisting of a security (including a security issued by a non-U.S. company and quoted and traded in a foreign currency), the calculation agent will use the closing price of the security on the relevant date of determination. The calculation agent may value other types of property in any manner it determines to be appropriate. If a holder of the applicable underlying stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder of the applicable underlying stock that makes no election, as determined by the calculation agent.

If a reorganization event occurs with respect to an underlying stock and the calculation agent adjusts such underlying stock to consist of the distribution property as described above, the calculation agent will make further antidilution adjustments for any later events that affect the distribution property, or any component of the distribution property, constituting an adjusted underlying stock for that offering of the Notes. The calculation agent will do so to the same extent that it would make adjustments if the shares of the applicable underlying stock were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the distribution property, the required adjustment will be made with respect to that component, as if it alone were the underlying stock.

For example, if an offering of the Notes is linked to one underlying stock and the respective issuer of the underlying stock merges into another company and each share of the underlying stock is converted into the right to receive two common shares of the surviving company and a specified amount of cash, the underlying stock for each Note in that particular offering will be adjusted to consist of two common shares of the surviving company and the specified amount of cash. The calculation agent will adjust the common share component of the adjusted underlying stock for each Note in the particular offering to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in this section entitled “— Antidilution Adjustments”, as if the common shares were issued by the respective issuer of the underlying stock. In that event, the cash component will not be adjusted but will continue to be a component of the underlying stock for that particular offering (with no interest adjustment).

The calculation agent will be solely responsible for determination and calculation of the distribution property if a reorganization event occurs and any amounts due at maturity of the Notes, including the determination of the cash value of any distribution property, if necessary.

If a reorganization event occurs, the distribution property (which may include securities issued by a non-U.S. company and quoted and traded in a foreign currency) distributed in, or as a result of, the event will be substituted for the applicable underlying stock as described above. Consequently, in this product supplement, references to an applicable underlying stock, underlying equity or basket equity, where applicable, mean any distribution property that is distributed in a reorganization event and comprises an adjusted underlying stock for the particular offering of the Notes. Similarly, references to the respective issuer of the affected underlying stock, underlying equity or basket equity include any surviving or successor entity in a reorganization event affecting that issuer.

If the distribution property consists of one or more securities issued by a non-U.S. company and quoted and traded in a foreign currency (the “non-U.S. securities”), then for all purposes, including the determination of the value of the distribution property (which may be affected by the closing price of the non-U.S. securities) on the valuation date(s), the closing price of such non-U.S. securities as of the

General Terms of the Notes

relevant date of determination will be converted to U.S. dollars using the applicable exchange rate as described below, unless otherwise specified in the applicable pricing supplement.

On any date of determination, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of such non-U.S. securities relative to the U.S. dollar as published by Thomson Reuters PLC (“Reuters”) on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date of determination. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date of determination, the applicable exchange rate on such day will equal the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 3:00 P.M., New York City time, on such date of determination, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable foreign currency for U.S. dollars for settlement on the valuation date(s) in the aggregate amount of the applicable foreign currency payable to holders of the Notes. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate.

If the Issuer becomes subject to a merger, combination or consolidation with the issuer of the underlying stock, or any successor entity (an “issuer merger event”), the calculation agent shall determine a substitute security (as defined below) to replace the underlying stock that is affected by any such issuer merger event (the “original underlying stock”) after the close of the principal trading session on the trading day that is on or immediately following the announcement date of such issuer merger event. The substitute security will be deemed to be the underlying stock and the initial price for such substitute security will be set equal to the closing price of the substitute security on the trading day immediately following the announcement date of the issuer merger event multiplied by the initial price of the original underlying stock and divided by the closing price of the original underlying stock on the trading day immediately prior to the announcement date of such issuer merger event. If the substitute security is issued by a non-U.S. company and quoted and traded in a foreign currency, then for all purposes, the closing price of the substitute security on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above.

Upon the occurrence of an issuer merger event, if the calculation agent determines that no substitute security comparable to the original underlying stock exists, then the calculation agent will deem the closing price of the original underlying stock on the trading day immediately prior to the announcement date of the issuer merger event to be the closing price of the underlying stock on each remaining trading day to, and including, the valuation date(s).

If an ADS is serving as the underlying equity or a basket equity and the foreign stock represented by such ADS is subject to a reorganization event as described above, no adjustments described in this section will be made (1) if holders of ADSs are not eligible to participate in such reorganization event or (2) to the extent that the calculation agent determines that the foreign stock issuer or the depositary for the ADSs has made adjustments to account for the effects of such reorganization event. However, if holders of ADSs are eligible to participate in such reorganization event and the calculation agent determines that the foreign stock issuer or the depositary for the ADSs has not made adjustments to account for the effects of such reorganization event, the calculation agent may make any necessary adjustments to account for the effects of such reorganization event.

If an offering of the Notes is linked to an underlying basket and two or more issuers of basket equities are subject to a merger, combination or consolidation with each other, irrespective of the foregoing, the distribution property that results from such merger, combination or consolidation will replace all of the affected basket equities (with no adjustment to any basket equities not affected by the merger, combination or consolidation). No further adjustments will be made to the composition of the underlying

General Terms of the Notes

basket and no replacement basket equity will be added to the underlying basket. The calculation agent will, as soon as reasonably practicable after it becomes aware of such event, determine whether such merger, combination or consolidation has a diluting or concentrative effect on the theoretical value of the affected basket equities, and, if so, will make the corresponding adjustment(s), if any, to any relevant initial equity prices, and any other relevant term, as the calculation agent determines appropriate to account for that diluting or concentrative effect.

Delisting or Suspension of Trading of an Underlying Stock

If an underlying stock is delisted or trading of the underlying stock is suspended on the primary exchange for such underlying stock, and such underlying stock is immediately re-listed or approved for trading on a successor exchange which is the New York Stock Exchange, the NYSE Amex Equities, the NASDAQ Global Select Market, the NASDAQ Global Market or a successor in interest (a “successor exchange”), then such underlying stock will continue to be deemed the underlying equity or a basket equity (as the case may be).

If a common stock serving as the underlying equity or a basket equity is delisted or trading of such underlying stock is suspended on the primary exchange for such underlying stock, and is not immediately re-listed or approved for trading on a successor exchange, then the calculation agent may select a substitute security. A “substitute security” will be the common stock or ADS, which is listed or approved for trading on a major U.S. exchange or market, of a company then included in the same primary industry classification as the issuer of the applicable underlying stock as published on the Bloomberg Professional ® service page ,<Ticker> <Equity> RV <GO> or any successor thereto that (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) is not subject to a hedging restriction and (iii) is the most comparable to the issuer of the applicable underlying stock as determined by the calculation agent based upon various criteria including but not limited to market capitalization, stock price volatility and dividend yield (the “substitute selection criteria”). A company is subject to a “hedging restriction” if UBS AG or any of its affiliates is subject to a trading restriction under the trading restriction policies of UBS AG or any of its affiliates that would materially limit the ability of UBS AG or any of its affiliates to hedge the Notes with respect to the common stock or ADSs of such company. If there is no issuer with the same primary industry classification as the issuer of the applicable underlying stock that meets the requirements described above, the calculation agent may select a substitute security that is a common stock or ADS then listed or approved for trading on a major U.S. exchange or market (subject to the same absence of hedging restriction requirement and substitute selection criteria), from the following categories: first, issuers with the same primary “Sub-Industry” classification as the issuer of the applicable underlying stock; second, issuers with the same primary “Industry” classification as the issuer of the applicable underlying stock; and third, issuers with the same primary “Industry Group” classification as the issuer of the applicable underlying stock. “Sub-Industry,” “Industry” and “Industry Group” have the meanings assigned by Standard & Poor’s, a subsidiary of the McGraw-Hill Companies, Inc., or any successor thereto for assigning Global Industry Classification Standard (“GICS”) Codes. If the GICS Code system of classification is altered or abandoned, the calculation agent may select an alternate classification system and implement similar procedures. The substitute security will be deemed to be the underlying equity or relevant basket equity (as the case may be) and the calculation agent will determine the initial price or the relevant initial equity price (as the case may be) by reference to the substitute security. If the substitute security is issued by a non-U.S. company and quoted and traded in a foreign currency, then for all purposes, including the determination of the ending price, the closing price of the substitute security on any date of determination will be converted to U.S. dollars using the applicable exchange rate as described below.

On any date of determination, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of such substitute security relative to the U.S. dollar as published by Reuters on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M.,

General Terms of the Notes

London time, for such date of determination. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date of determination, the applicable exchange rate on such day will equal the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 3:00 P.M., New York City time, on such date of determination, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable foreign currency for U.S. dollars for settlement on the valuation date(s) in the aggregate amount of the applicable foreign currency payable to holders of the Notes. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate.

If the applicable underlying stock is delisted or trading of the applicable underlying stock is suspended and the calculation agent determines that no substitute security comparable to the applicable underlying stock exists, then the calculation agent will deem the closing price of the applicable underlying stock on the trading day immediately prior to its delisting or suspension to be the closing price of the applicable underlying stock on each remaining trading day to, and including, the valuation date(s).

Delisting of ADSs or Termination of ADS Facility

If an ADS serving as the underlying equity or a basket equity is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act nor included in the OTC Bulletin Board Service operated by FINRA, or if the ADS facility between the issuer of the foreign stock and the ADS depositary is terminated for any reason, then, on and after the date such ADS is no longer so listed or admitted to trading or the date of such termination, as applicable (the “change date”), the foreign stock will be deemed to be the underlying equity or basket equity (as the case may be) and the calculation agent will determine the initial price or the relevant initial equity price (as the case may be) by reference to the substitute security. To the extent that the foreign stock substituted for the original underlying equity or basket equity represents more than or less than one share of such foreign stock, the calculation agent may modify any terms as necessary to ensure an equitable result including, but not limited to, the initial price. On and after the change date, for all purposes, including the determination of the ending price, the closing price of the foreign stock will be converted to U.S. dollars using the applicable exchange rate as described below.

On any date of determination, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of the foreign stock relative to the U.S. dollar as published by Reuters on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date of determination. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date of determination, the applicable exchange rate on such day will equal the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 3:00 P.M., New York City time, on such date of determination, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable foreign currency for U.S. dollars for settlement on the valuation date(s) in the aggregate amount of the applicable foreign currency payable to holders of the Notes. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate.

Delisting, Discontinuance or Modification of an ETF

If an ETF serving as the underlying equity or a basket equity (“original ETF”) is delisted or trading of such ETF is suspended on the primary exchange for such ETF, and such ETF is immediately re-listed or approved for trading on a successor exchange, then such ETF will continue to be deemed the underlying equity or basket equity (as the case may be).

General Terms of the Notes

If an ETF serving as the underlying equity or a basket equity is delisted or trading of such ETF is suspended on the primary exchange for such ETF, and such ETF is not immediately re-listed or approved for trading on a successor exchange, then the calculation agent may select a substitute ETF. A “substitute ETF” will be the share of the exchange traded fund, which is listed or approved for trading on a major U.S. exchange or market, whose exchange traded fund (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) has the same underlying index as the original ETF or underlying assets of the original ETF and (iii) is the most comparable to the original ETF as determined by the calculation agent based upon various criteria including but not limited to market capitalization, price volatility and dividend yield (the “substitute selection criteria”). The substitute ETF will be deemed to be the underlying equity or basket equity (as the case may be) and the calculation agent will determine the initial price or the relevant initial equity price (as the case may be) by reference to the substitute ETF.

If the calculation agent determines that no substitute ETF comparable to the original ETF exists, then the calculation agent may determine the closing price of the original ETF by reference to a basket comprised of (i) the underlying assets of the original ETF or (ii) other securities, futures contracts, commodities or other assets comparable to the underlying assets of the original ETF based upon the substitute selection criteria, in each case as determined by the calculation agent (a “replacement basket”). The replacement basket will be deemed to be the underlying equity or relevant basket equity (as the case may be) and the calculation agent will determine the initial price or the relevant initial equity price (as the case may be) by reference to the replacement basket.

If the calculation agent determines that no substitute ETF or replacement basket comparable to the original ETF exists, then the calculation agent will deem the closing price of the original ETF on the trading day immediately prior to its delisting or suspension to be the closing price of the original ETF on each remaining trading day to, and including, the valuation date(s).

If at any time the underlying index or the underlying assets of an ETF serving as the underlying equity or a basket equity are changed in a material respect, or if the ETF in any other way is modified so that the price of its shares do not, in the opinion of the calculation agent, fairly represent the price of the shares of the ETF had those changes or modifications not been made, then, from and after that time, the calculation agent will make those calculations and adjustments as may be necessary in order to arrive at a price of the shares of an ETF comparable to the ETF serving as the underlying equity or a basket equity, as if those changes or modifications had not been made, and determine the closing prices by reference to the price of the shares of the ETF, as adjusted. Accordingly, if the ETF is modified in a way that the price of its shares is a fraction of what it would have been if it had not been modified, then the calculation agent will adjust the price in order to arrive at a price of the shares of the ETF as if it had not been modified. The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem your Notes in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right with respect to your Notes, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of your Notes is accelerated, we will pay the default amount in respect of the principal of your Notes at maturity. We describe the default amount below under “ — Default Amount”.

General Terms of the Notes

For the purpose of determining whether the holders of our Series A Medium-Term Notes, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of that Note. Although the terms of the Notes may differ from those of the other Series A Medium-Term Notes, holders of specified percentages in principal amount of all Series A Medium-Term Notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A Medium-Term Notes, including the Notes. This action may involve changing some of the terms that apply to the Series A Medium-Term Notes, accelerating the maturity of the Series A Medium-Term Notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer — Modification and Waiver of Covenants”.

Default Amount

The default amount for your Notes on any day will be an amount, in U.S. Dollars for the principal of your Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of our payment and other obligations with respect to your Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your Notes. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking; plus
➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of your Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your Notes, which we describe below, the holders of your Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due (the “due date”) and ending on the third business day after that day, unless:

➢	no quotation of the kind referred to above is obtained; or
➢	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the scheduled two business days objection period for the last default quotation period. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe

General Terms of the Notes

or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s Financial Services LLC, a division of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency; or
➢	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

Any payment on or delivery of your Notes at maturity will be made to accounts designated by you or the holder of your Notes and approved by us, or at the office of the trustee in New York City, but only when your Notes are surrendered to the trustee at that office. We may also make any payment or delivery in accordance with the applicable procedures of the depositary.

Trading Day

A “trading day” is a business day, as determined by the calculation agent, on which trading is generally conducted on the NYSE, NYSE Arca, NASDAQ, the Chicago Mercantile Exchange, the Chicago Board Options Exchange and in the over-the-counter market for equity securities in the United States or, with respect to a security issued by a foreign issuer that is not listed or admitted to trading on a U.S. securities exchange or market, a day, as determined by the calculation agent, on which trading is generally conducted on the primary non-U.S. securities exchange or market on which such security is listed or admitted to trading.

Business Day

When we refer to a business day with respect to your Notes, we mean any day that is a business day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus.

Modified Business Day

When we refer to a modified business day with respect to your Notes, we mean any day that is a modified business day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the attached prospectus. As described in the prospectus, any payment on your Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under “ — Maturity Date” and “ — Valuation Date(s)” above.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of your Notes without notice. The calculation agent will make all determinations regarding the value of your Notes at maturity, market disruption events, antidilution adjustments, business days, trading days, the default amount, the underlying return, the initial price, the final price and the amount payable in respect of your Notes, in its sole discretion. All determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

The booking branch of UBS AG will be specified in the applicable pricing supplement.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Notes for the purposes we describe in the attached prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving purchases of the underlying equity or basket equities, the underlying assets of an ETF, listed and/or over-the-counter options, futures or exchange-traded funds on the underlying equity, basket equities or the underlying assets of an ETF prior to and/or on the applicable trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. Consequently, with regard to your Notes, from time to time, we or our affiliates may:

➢	acquire or dispose of long or short positions of the underlying equity, basket equities or the underlying assets of an ETF;
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the price of the underlying equity, basket equities or the underlying assets of an ETF; or
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures or exchange-traded funds or other instruments based on indices designed to track the performance of any components of the U.S. or foreign equity markets; or
➢	any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge position relating to the Notes on or before the final valuation date for your Notes. That step may involve (i) sales or purchases of the underlying equity, basket equities or the underlying assets of an ETF, (ii) listed or over-the-counter options, futures, exchange-traded funds or other instruments on the underlying equity, basket equities or the underlying assets of an ETF or (iii) listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of the underlying equity or basket equities or markets relating to the underlying equity or basket equities. No holder of the Notes will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

The hedging activity discussed above may adversely affect the market value of your Notes from time to time and the payment at maturity of your Notes. See “Risk Factors” beginning on page PS-12 of this product supplement for a discussion of these adverse effects.

Supplemental U.S. Tax Considerations

The following is a general description of certain United States federal tax considerations relating to the Notes. It does not purport to be a complete analysis of all tax considerations relating to the Notes. Prospective purchasers of the Notes should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Notes and receiving payments of principal and/or other amounts under the Notes. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

The discussion below supplements the discussion under “U.S. Tax Considerations” in the attached prospectus. This discussion applies to you only if you are the original investor in the Notes and you hold your Notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities,
➢	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,
➢	a bank,
➢	a life insurance company,
➢	a tax-exempt organization, including an IRA or a Roth IRA,
➢	a regulated investment company or real estate investment trust,
➢	a person that owns Notes as part of a straddle or a hedging or conversion transaction for tax purposes, or who enters into a “constructive sale” or “wash sale” with respect to the Notes,
➢	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Except as otherwise noted under “Non-United States Holders” below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of the Notes and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If a partnership holds the Notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Notes.

Supplemental U.S. Tax Considerations

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

Tax Treatment of Notes

Unless otherwise specified in the applicable free writing prospectus or pricing supplement, in the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat the Notes as a pre-paid cash-settled derivative contract with respect to the underlying equity or underlying basket and the terms of the Notes require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Notes for all tax purposes in accordance with such characterization. If the Notes are so treated, subject to the discussion below regarding the “constructive ownership” rules and “PFICs,” you should generally not accrue any income with respect to the Notes during the term of the Notes until sale or maturity of the Notes and recognize capital gain or loss upon the sale, exchange or maturity of your Notes in an amount equal to the difference between the amount you realize at such time and your tax basis in the Notes. In general, your tax basis in your Notes will be equal to the price you paid for them. Subject to the “constructive ownership” and PFIC rules (discussed below), capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

If a Note references an underlying equity that is treated as, or an underlying basket of equities that includes equities that are treated as, a “real estate investment trust” (“REIT”), a partnership, a “passive foreign investment company” (“PFIC”), a “regulated investement company” such as an ETF, or otherwise as a “pass-thru entity” for purposes of section 1260 of the Code, there is a significant risk that the “constructive ownership transaction” rules of section 1260 of the Code would apply. Under the “constructive ownership” rules, if an investment in the Notes is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder in respect of certain securities will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) of the U.S. holder (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange or maturity of the security (assuming such income accrued such that the amount in each successor year is equal to the income in the prior year increased at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the security). If such treatment applies, it is not clear to what extent any long-term capital gain recognized by a U.S. holder in respect of a Note would be recharacterized as ordinary income and subject to the interest charge described above. Moreover, because the Notes will only reflect appreciation in the value of the equity components of any ETF or baskets of ETFs or PFICs, a U.S. holder does not share economically in normal distributions made on ETFs, PFICs or other pass-thru entities or baskets of ETFs, PFICs or other pass-thru entities referenced by a Note. Accordingly, such distributions should be excluded from the calculation of the amount and character of gain, if any, that would have been realized had the U.S. holder held the shares of the ETFs, PFICs, or pass-thru entities directly. Accordingly, you should consult your tax advisor regarding the potential application of the constructive ownership rules to an investment in the Notes.

We will not attempt to ascertain whether the issuer of any underlying equity, basket equity, or any stock constituting assets of any basket equity would be treated as a PFIC. In general, if a U.S. taxpayer holds

Supplemental U.S. Tax Considerations

an interests in a PFIC, such U.S. taxpayer is required to report any gain on disposition of an interest in such PFIC as ordinary income, rather than as capital gain, and the taxpayer is subject to tax on such gain in the year such gain is recognized at the highest ordinary income tax rate and liable for a non-deductible interest charge at the federal underpayment rate as if the gain had been earned ratably over each day in such taxpayer’s holding period and such tax liabilities had been due with respect to each prior year in the taxpayer’s holding periods. In the event that the Notes references any PFIC or an ETF or a basket of ETFs that includes any shares in a PFIC, the application of the PFIC rules to the Notes would be unclear, and it is possible that U.S. holders of the Notes could be subject to the PFIC rules to the extent that the Notes directly or indirectly references shares in one or more PFICs. Accordingly, you should consult your tax advisor regarding the potential application of the PFIC rules to an investment in the Notes.

Alternative Treatments

Because of the absence of authority regarding the appropriate tax characterization of your Notes, it is possible that the Internal Revenue Service could seek to characterize your Notes in a manner that results in tax consequences to you that are different from those described above. The Internal Revenue Service has released a notice that may affect the taxation of holders of the Notes. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument similar to the Notes should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Notes for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2013, the House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Notes to be marked to market on as annual basis with the all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

In addition, if the Notes have a term greater than one year, it is possible that your Notes could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If your Notes are so treated, you would be required to accrue interest income over the term of your Notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Notes. You would recognize gain or loss upon the sale, redemption or maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes. In general, your adjusted basis in your Notes would be equal to the amount you paid for your Notes, increased by the amount of interest you previously accrued with respect to your Notes. Any gain you recognize upon the sale, redemption or maturity of your Notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Notes, and thereafter, would be capital loss.

Supplemental U.S. Tax Considerations

Similarly, if the Notes have a term of one year or less, it is possible the Notes could be treated as a debt instrument subject to special rules for short-term debt instruments. You should consult your tax advisor as to the tax consequences of such characterization.

The Internal Revenue Service could also possibly assert that (i) you should be treated as owning the underlying equity or basket equities or, if the underlying equity or any basket equity is an ETF, the securities constituting the assets of such ETF, (ii) you should be required to recognize taxable gain or loss upon a rollover or rebalancing, if any, of (a) the underlying basket (if applicable) or (b) if the underlying equity or any basket equity is an ETF, such ETF, (iii) you should be required to accrue interest income over the term of your Notes, (iv) any gain or loss that you recognize upon the maturity of your Notes should be treated as an ordinary gain or loss, or (v) you should be required to include in ordinary income an amount equal to any increase in the underlying equity or underlying basket that is attributable to ordinary income that is realized in respect of such underlying equity or the basket equities, such as interest, dividends or net-rental income. Alternatively, to the extent that the Notes reference one or more commodity funds or ETFs that include or reference commodities, it is possible that the IRS could assert that special rules under section 1256 of the Internal Revenue Code should apply to your Notes or a portion of your Notes. If section 1256 were to apply to your Notes, gain or loss recognized with respect to your Notes (or the relevant portion of your Notes) would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding periods in the Notes and you would also be required to mark your Notes (or a portion of your Notes) to market at the end of each year (i.e., recognize gain or loss as if the Notes or the relevant portion of the Notes had been sold for fair market value). You should consult your tax advisor as to the tax consequences of such possible characterizations and any possible other alternative characterizations of your Notes for U.S. federal income tax purposes.

Reportable Transactions

Treasury Regulations Requiring Disclosure of Reportable Transactions.  Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on Internal Revenue Service Form 8886. An investment in the Notes or a sale of the Notes should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Notes or a sale of the Notes to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of the Notes.

Recent Legislation

Medicare Tax on Net Investment Income.  Beginning in 2013, U.S. holders that are individuals, estates, and certain trusts will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any gain realized with respect to the Notes, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. You should consult your tax advisor with respect to their consequences with respect to the 3.8% Medicare tax.

Information Reporting with respect to Foreign Financial Assets.  Under recently enacted legislation, U.S. holders that are individuals (and to the extent provided in future regulations, entities) that own “specified foreign financial assets” may be required to file information with respect to such assets with their U.S. federal income tax returns for taxable years beginning after March 18, 2010, especially if such assets are held outside the custody of a U.S. financial institution. “Specified foreign financial assets” include stock or other securities issued by foreign persons and any other financial instrument or contract that has an issuer or counterparty that is not a U.S. person. Individuals that fail to provide such information are

Supplemental U.S. Tax Considerations

subject to a penalty of $10,000 for the taxable year. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Notes.

Backup Withholding and Information Reporting

If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

➢	payments of principal and interest on the Notes within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and
➢	the payment of the proceeds from the sale of the Notes effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

➢	fails to provide an accurate taxpayer identification number;
➢	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns;
➢	in certain circumstances, fails to comply with applicable certification requirements; or
➢	pursuant to recently enacted legislation, certain payments in respect of Notes made to corporate United States holders after December 31, 2011, may be subject to information reporting and backup withholding.

Payment of the proceeds from the sale of the Notes effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of the Notes that is effected at a foreign office of a broker will generally be subject to information reporting and backup withholding if:

➢	the proceeds are transferred to an account maintained by you in the United States,
➢	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or
➢	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations.

In addition, a sale of the Notes effected at a foreign office of a broker will generally be subject to information reporting if the broker is:

➢	a United States person,
➢	a controlled foreign corporation for United States tax purposes,
➢	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or
➢	a foreign partnership, if at any time during its tax year:
➢	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or
➢	such foreign partnership is engaged in the conduct of a United States trade or business.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Supplemental U.S. Tax Considerations

Non-United States Holders

If you are a Non-United States holder then, subject to the discussion below of Sections 897 and 871(m) of the Internal Revenue Code and “FATCA,” you generally would not be subject to U.S. federal withholding tax with respect to the Notes or to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes if you comply with certain certification and identification requirements as to your foreign status, including providing an appropriate IRS Form W-8. However, it is possible that future guidance or legislation, such as discussed above regarding Notice 2008-2, could subject Non-United States holders to U.S. federal withholding tax on any deemed income accrual from the Notes.

In general, gain realized on the sale, exchange or retirement of the Notes by a Non-United States holder will not be subject to federal income tax, unless:

➢	the gain with respect to the Notes is effectively connected with a trade or business conducted by the Non-United States holder in the United States, or
➢	the Non-United States holder is a nonresident alien individual who holds the Notes as a capital asset and is present in the United States for more than 182 days in the taxable year of the sale and certain other conditions are satisfied.

If the gain realized on the sale, exchange or retirement of the Notes by the Non-United States holder is described in either of the two preceding bullet points, the Non-United States holder may be subject to U.S. federal income tax with respect to the gain except to the extent that an income tax treaty reduces or eliminates the tax and the appropriate documentation is provided.

We will not attempt to ascertain whether the issuer of any of the underlying equity would be treated as a “United States real property holding corporation” within the meaning of section 897 of the Code. If the issuer of one or more of such underlying equities were so treated, certain adverse U.S. federal income tax consequences could possibly apply. For example, you may be subject to United States federal income tax and/or withholding tax on your disposition of any underlying equity received at maturity if such equity is treated as a United States real property interest and either such equity is not regularly traded on an established securities market prior to your disposition, or you constructively held more than 5% of such equity at some time prior to your disposition. You may also be subject to United States federal withholding tax on dividends received on any underlying equity received at maturity.

If one or more issuers of a component stock in an equity index to which the Notes relate were treated as a United States real property holding corporation within the meaning of Section 897 of the Code, the Internal Revenue Service might assert that all or a portion of any gain to a non-U.S. Holder in respect of a Security upon a sale, exchange, redemption or other taxable disposition of the Security may be subject to U.S. federal income tax on a net income basis, and a portion of the proceeds subject to withholding.

Section 871(m).  Section 871(m) of the Internal Revenue Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under proposed U.S. Treasury Department regulations, certain payments that are contingent upon or determined by reference to U.S.-source dividends, including payments or adjustments for extraordinary dividends, with respect to equity-linked instruments, including the Notes, may be treated as dividend equivalents that are subject to U.S. withholding tax. If enacted in their current form, the regulations may impose a withholding tax on payments made on the Notes on or after January 1, 2014 that are treated as dividend equivalents. In that case, we (or the applicable withholding agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld. Further, Non-U.S. Holders may be required to provide certifications prior to, or upon the sale, redemption or maturity of the Notes in order to minimize or avoid U.S. withholding taxes.

Supplemental U.S. Tax Considerations

Foreign Account Tax Compliance Act.  The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest of dividends) and “pass-thru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to proposed Treasury regulations, the withholding and reporting requirements will generally apply to certain withholdable payments made after December 31, 2013, certain gross proceeds on sale or disposition occurring after December 31, 2014, and certain pass-thru payments made after December 31, 2016. If the proposed Treasury Department regulations are finalized in their current from, this withholding tax would not be imposed on payments pursuant to obligations that are outstanding on January 1, 2013 (and are not materially modified after December 31, 2012). If, however, withholding is required as a result of future guidance, we (and any paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.

Pursuant to final Treasury regulations published in the Federal Register on January 28, 2013, the withholding and reporting requirements will generally apply to certain withholdable payments made after December 31, 2013, certain gross proceeds on sale or disposition occurring after December 31, 2016, and certain pass-thru payments made after December 31, 2016. This withholding tax would not be imposed on withholdable payments pursuant to obligations that are outstanding on January 1, 2014 (and are not materially modified after December 31, 2013) or to“pass-thru” payments pursuant to obligations that are outstanding six months after final regulations regarding such payments become effective (and such obligations are not subsequently modified in a material manner). If, however, withholding is required as a result of future guidance, we (and any paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.

Significant aspects of the application of FATCA are not currently clear and the above description is based on regulations and interim guidance. Investors should consult their own advisor about the application of FATCA, in particular if they may be classified as financial institutions under the FATCA rules.

If you are not a United States holder, you should consult your own tax advisors concerning the application of United States federal income tax laws to your particular situation, as well as any consequences of the purchase, ownership and disposition of the Notes arising under the laws of any other taxing jurisdiction.

ERISA Considerations

We, UBS Securities LLC and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Notes by a Plan with respect to which UBS Securities LLC or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Notes. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is eligible for relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption. The discussion above supplements the discussion under “Benefit Plan Investor Considerations” in the accompanying prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

Unless otherwise specified in the applicable pricing supplement, with respect to each Note to be issued, UBS will agree to sell to UBS Securities LLC and UBS Securities LLC will agree to purchase from UBS, the aggregate principal amount of the Notes specified on the front cover of the applicable pricing supplement. UBS Securities LLC intends to resell the offered Notes at the original issue price to public applicable to the offered Notes to be resold. UBS Securities LLC may resell the Notes to securities dealers (the “Dealers”) at a discount from the original issue price applicable to the offered Notes of up to the underwriting discount set forth on the front cover of the applicable pricing supplement. In some cases, the Dealers may resell the Notes to other securities dealers who resell to investors and pay those other securities dealers all or part of the discount or commission they receive from UBS Securities LLC. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. As described in more detail under “Use of Proceeds and Hedging” on page PS-40, we or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Notes. UBS and/or its affiliates may earn additional income as a result of payments pursuant to these swap or related hedge transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

UBS may use this product supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC or any other affiliate of UBS may use this product supplement and accompanying prospectus in a market-making transaction for any Notes after their initial sale. In connection with any offering of the Notes, UBS, UBS Securities LLC, and any other affiliate of UBS or any other securities dealers may distribute this product supplement and accompanying prospectus electronically. Unless stated otherwise in the applicable confirmation of sale delivered by UBS or its agent, this product supplement and accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest  — UBS Securities LLC is an affiliate of UBS and, as such, will have a “conflict of interest” in an offering of the Notes within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from any public offering of the Notes, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, each offering will be conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell the Notes in an offering to an account over which it exercises discretionary authority without the prior specific written approval of the accountholder.